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                                                          EXHIBIT 10.28
                                                          -------------





                                CREDIT AGREEMENT


                           Dated as of April 11, 1995


                                     Among


                               EKCO GROUP, INC.,
                             EKCO HOUSEWARES, INC.
                                      and
                               FREM CORPORATION,
                                  as Borrowers


                       FLEET BANK OF MASSACHUSETTS, N.A.,
                                    as Agent

                                      and

                            THE LENDERS PARTY HERETO





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                               TABLE OF CONTENTS

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ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Section 1.1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       Section 1.2.       Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       Section 1.3.       Terms Defined Elsewhere . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 2.  THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       Section 2.1.       The Revolving Credit Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       Section 2.2.       Notice and Manner of Borrowing and Conversion of Loans  . . . . . . . . . . . . . . . . . .  20
       Section 2.3.       Interest; Duration of Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       Section 2.4.       Additional Interest Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section 2.5.       Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section 2.6.       Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       Section 2.7.       Termination or Reduction of Revolving Credit Facilities . . . . . . . . . . . . . . . . . .  24
       Section 2.8.       Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       Section 2.9.       Availability of LIBOR Pricing Option; Changed Circumstances . . . . . . . . . . . . . . . .  25
       Section 2.10.      Lender Certificates; Survival of Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section 2.11.      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 3.  CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       Section 3.1.       Conditions to the Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       Section 3.2.       Conditions to All Advances and Letters of Credit  . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 4.  PAYMENT AND REPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Section 4.1.       Mandatory Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Section 4.2.       Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 4.3.       Payment and Interest Cutoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 4.4.       Payment or Other Actions on Non-Business Days . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 4.5.       Method and Timing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 4.6.       Sharing of Payments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       Section 4.7        Payments Not at End of Interest Period  . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.1.       Corporate Existence, Good Standing, Etc . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.2.       Principal Places of Business; Location of Records . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.3.       Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.4.       Subsidiaries; Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.5.       Corporate Power, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.6.       Valid and Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       Section 5.7.       Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       Section 5.8.       Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 5.9.       Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 5.10.      Other Materials Furnished . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 5.11.      Commitments to Issue Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
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       Section 5.12.      Dividends and Capital Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 5.13.      Changes in Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 5.14.      Title to Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 5.15.      Title to Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.16.      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.17.      Patents; Trademarks; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.18.      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 5.19.      Compliance with Laws and Contracts, Etc . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 5.20.      Foreign Trade Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       Section 5.21.      Governmental Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       Section 5.22.      Pension Plans; Employees and Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       Section 5.23.      Outstanding Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       Section 5.24.      Employment Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       Section 5.25.      Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       Section 5.26.      Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       Section 5.27.      12.70% Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 6.  REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       Section 6.1.       Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       Section 6.2.       Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       Section 6.3.       Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 6.4.       Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 6.5.       Communications with Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 6.6.       Reportable Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 6.7.       Annual Pension Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 6.8.       Multiemployer Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 6.9.       Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 6.10.      Reports to Other Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       Section 6.11.      Management Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       Section 6.12.      Annual Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       Section 6.13.      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 7.  FINANCIAL RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       Section 7.1.       Minimum Consolidated EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       Section 7.2.       Ratio of Consolidated EBITA to Consolidated Interest Expense  . . . . . . . . . . . . . . .  49
       Section 7.3.       Consolidated Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . .  50
       Section 7.4.       Ratio of Consolidated Senior Funded Indebtedness to
                          Consolidated EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       Section 7.5.       Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 7.6.       Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 8.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 8.1.       Taxes and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 8.2.       Maintenance of Property; Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 8.3.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 8.4.       Records, Accounts and Places of Business  . . . . . . . . . . . . . . . . . . . . . . . . .  53
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       Section 8.5.       Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       Section 8.6.       Change in Officers or Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       Section 8.7.       Existence and Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       Section 8.8.       Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       Section 8.9        Group Common Stock; Ownership of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 8.10.      Additional Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 8.11.      Additional Housewares Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 8.12.      Landlord Consent and Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 9.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       Section 9.1.       Restrictions on Borrowed Funds Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .  55
       Section 9.2.       Restrictions on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
       Section 9.3.       Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       Section 9.4.       Asset Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
       Section 9.5        Assumptions, Guarantees, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
       Section 9.6.       Mergers and Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
       Section 9.7.       Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 9.8.       ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 9.9.       Restricted Payments and Restricted Investments  . . . . . . . . . . . . . . . . . . . . . . .  62
       Section 9.10.      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 9.11.      Restrictions on Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 9.12.      Fiscal Year End . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 9.13.      Amendment to Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 9.14.      Transactions with Housewares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 9.15.      Inactive Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE 10.  GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 10.1.      Guaranties of Lender Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 10.2.      Guarantors' Agreement to Pay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 10.3.      Waivers by Guarantors; Agent's and Lenders' Freedom to Act  . . . . . . . . . . . . . . . . .  65
       Section 10.4.      Unenforceability of Guaranteed Obligations Against the Obligors . . . . . . . . . . . . . . .  65
       Section 10.5.      Subrogation; Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
       Section 10.6.      Security; Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
       Section 10.7.      Termination; Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
       Section 10.8.      Liability of Guarantors; Additional Guaranties  . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE 11.  EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
       Section 11.1.      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
       Section 11.2.      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
       Section 11.3.      Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
       Section 11.4.      Cash Deposits to Support Outstanding Letters of Credit  . . . . . . . . . . . . . . . . . . .  70
       Section 11.5.      Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
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ARTICLE 12.  WAIVERS; CONSENTS; AMENDMENTS; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
       Section 12.1       Actions by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
       Section 12.2       Actions by Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE 13.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
       Section 13.1.      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
       Section 13.2.      Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
       Section 13.3.      Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE 14.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
       Section 14.1.    Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
       Section 14.2.    Employees and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
       Section 14.3.    Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
       Section 14.4.    Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
       Section 14.5.    Fleet and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
       Section 14.6.    Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
       Section 14.7.    Indemnification of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
       Section 14.8.    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
       Section 14.9.    Collateral Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
       Section 14.10.   Notification of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
       Section 14.11.   Amendment of Article 14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE 15.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
       Section 15.1.    Limitation of Liability; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
       Section 15.2.    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
       Section 15.3.    Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
       Section 15.4.    Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
       Section 15.5.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
       Section 15.6.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
       Section 15.7.    Governing Law; Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
       Section 15.8.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
       Section 15.9.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
       Section 15.10.   Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
       Section 15.11.   Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
       Section 15.12.   Nonliability of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
       Section 15.13.   WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                                (iv)

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of April 11, 1995, among EKCO GROUP, INC., a Delaware corporation ("Group"), EKCO HOUSEWARES, INC., a Delaware corporation and a wholly-owned subsidiary of Group ("Housewares"), and FREM CORPORATION, a Massachusetts corporation and a wholly-owned subsidiary of Housewares ("Frem"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association ("Fleet"), as Agent for the Lenders referred to below (Fleet, together with its successors in such capacity, the "Agent").

                             R  E  C  I  T  A  L  S
                             -  -  -  -  -  -  -  -

         WHEREAS, as of the date of this Agreement, (i) Group is indebted to Fleet and Shawmut Bank, N.A. in the aggregate principal amount of $28,476,524.90, exclusive of reimbursement obligations in respect of letters of credit (together with all accrued interest and fees thereon and all related charges, the "Existing Group Indebtedness"), and (ii) Housewares is indebted to Fleet and ABN AMRO Bank N.V., Boston Branch, in the aggregate principal amount of $10,477,679.78 under the Housewares Credit Facility, exclusive of reimbursement obligations in respect of letters of credit (together with all accrued interest and fees thereon and all related charges, the "Existing Housewares Indebtedness");

         WHEREAS, the Borrowers have requested the Lenders to extend credit facilities to the Borrowers for working capital purposes including, without limitation, for the purposes of repaying and terminating all Existing Group Indebtedness and Existing Housewares Indebtedness, for financing trade and standby letters of credit, for repaying certain intercompany payables owing by Frem and Housewares to Group, and for the Borrowers' general corporate purposes; and

         WHEREAS, the Lenders have agreed, on the terms and conditions set forth in this Agreement, to provide credit facilities to the Borrowers for such purposes.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

                  ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, certificate, report or other document made or delivered in connection with this Agreement:

                 "ADVANCE" shall mean any loan or extension of credit from the Lenders to a Borrower pursuant to Section 2.1 hereof.

                 "AFFILIATE" shall mean, with respect to any Person, (i) any director or officer of such Person, any Person owning, to the knowledge of such Person more than 5% of the outstanding common stock of such Person or any director or officer of such a Person, and (ii) any Person of which any one or more of the Persons described in clause
         (i) above is an
         officer, director, partner, trustee or holder of more than 5% of the shares or other beneficial interest.

                 "AGREEMENT" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

                 "APPLICABLE LIBOR RATE" shall mean, with respect to any Advance, the aggregate of (i) the LIBOR Rate, plus (ii) the Applicable Margin - LIBOR Rate, each as in effect from time to time.

                 "APPLICABLE MARGIN - LIBOR RATE" AND "APPLICABLE MARGIN - BASE RATE" shall mean as to each of the Revolving Credit Facilities, during each fiscal quarter of the Borrowers, the percentage set forth below with respect to such Revolving Credit Facility opposite the Consolidated Total Leverage Ratio in effect as of the last day of the immediately preceding fiscal quarter:

                 (a)      Group Revolving Credit:

                        Consolidated Total Leverage
                        Ratio for the Immediately                             Applicable Margin -
                        Preceding Fiscal Quarter                      Base Rate               LIBOR Rate
                        ------------------------                      ---------               ----------

                        Greater than 2.25:1.0                            .25%                     1.75%

                        Equal to or less than
                        2.25:1.0                                         0                        1.50%

                 (b)      Housewares Revolving Credit:

                        Consolidated Total Leverage
                        Ratio for the Immediately                             Applicable Margin -
                        Preceding Fiscal Quarter                      Base Rate               LIBOR Rate
                        ------------------------                      ---------               ----------

                        Greater than 2.25:1.0                            0                        1.50%

                        Equal to or less than
                        2.25:1.0                                         0                        1.25%

                 (c)      Frem Revolving Credit:

                        Consolidated Total Leverage
                        Ratio for the Immediately                             Applicable Margin -
                        Preceding Fiscal Quarter                      Base Rate               LIBOR Rate
                        ------------------------                      ---------               ----------

                        Greater than 2.25:1.0                            0                        1.50%

                        Equal to or less than
                        2.25:1.0                                         0                        1.25%

                 "APPLICABLE BASE RATE" shall mean, with respect to any Advance, the aggregate of (i) the Prime Rate, plus (ii) the Applicable Margin - Base Rate, each as in effect from time to time.

                 "ASSET DISPOSITION" shall mean the direct or indirect sale, lease, assignment, transfer or other disposition (including, without limitation, disposition pursuant to sale-leaseback transactions), in a single transaction or a series of transactions, by a Borrower or any of its Subsidiaries, of any assets, including shares of stock of a Subsidiary, other than (i) in the ordinary course of business of the applicable Borrower or Subsidiary, and (ii) to Group, Frem or a Guarantor.

                 "ASSIGNMENT AND ACKNOWLEDGMENT" shall mean the Assignment and Acknowledgment Agreement in substantially the form of EXHIBIT J hereto to be executed and delivered by Group, Kellogg and Woodstream, as the same may be amended, modified or supplemented from time to time.

                 "AVAILABLE RESTRICTED PAYMENTS FUND" shall mean, as of any date, an amount equal to the difference between (a) the sum of (i) $2,500,000,PLUS (ii) 25% (minus 100% in the case of a deficit) of Group's cumulative Consolidated Net Income for the period beginning after January 1, 1995 to the end of the fiscal quarter immediately preceding the date of determination, PLUS (iii) the Net Proceeds of Equity Issuances by Group for the period beginning after January 1, 1995 to the end of the fiscal quarter immediately preceding the date of determination in an amount not to exceed $5,000,000, MINUS (b) the aggregate amount of Restricted Payments and Restricted Investments theretofore made by Group and its Subsidiaries pursuant to Section 9.9(e) hereof from and after January 1, 1995.

                 "AVERAGE LIFE" shall mean, as of any date of determination, with respect to any Borrowed Funds Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years (or fractions of years) from the date of determination to the date of each successive scheduled principal payment under such Borrowed Funds Indebtedness, multiplied by the amount of each such principal payment, by (ii) the sum of all such principal payments.

                 "BASE RATE" shall mean for any date, the Prime Rate on such date; PROVIDED, HOWEVER, that if the Prime Rate shall no longer be available, the Base Rate shall be the Federal Funds Rate on such date plus 1/2% per annum.

                 "BASE RATE ADVANCE" shall mean any loan or Advance hereunder upon which interest will accrue on the basis of a formula including as a component thereof the Prime Rate.

                 "BORROWED FUNDS INDEBTEDNESS" shall mean any Indebtedness for borrowed money, including, without limitation, the Lender Obligations and all Capitalized Lease Obligations.

                 "BORROWERS" shall mean (i) when used in the singular, each of Group, Housewares and Frem, and (ii) when used in the plural, all of them, in each case together with their respective successors and assigns.

                 "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Advances, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

                 "CAPITAL EXPENDITURES" shall mean amounts paid or Indebtedness incurred by the Borrowers and their Subsidiaries in connection with the purchase or lease of capital assets that would be required to be capitalized and shown on the consolidated balance sheet of Group in accordance with GAAP.

                 "CAPITALIZED LEASE" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

                 "CAPITALIZED LEASE OBLIGATIONS" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP and Statement of Financial Accounting Standards No. 13.

                 "CHANGE IN CONTROL" shall mean the occurrence of any of the following events: (i) any Person or group shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) 35% or more of the total voting power of all classes of capital stock of Group entitled to vote generally in the election of the Board of Directors of Group, without the consent of a majority of the Continuing Directors of Group or (ii) any Person or group, or any Affiliates thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of Group such that such nominees, when added to any existing Directors remaining on the Board of Directors of Group after such election who are Affiliates of such group, shall constitute a majority of the Board of Directors of Group, without consent of a majority of the Continuing Directors of Group.

                 "CLEANING" shall mean Cleaning Specialty Company, a Tennessee corporation, and its successors and assigns.

                 "CLOSING DATE" shall mean April 11, 1995.

                 "COLLATERAL" shall mean any and all property of the Borrowers, the Guarantors or any other Person now or hereafter intended to be subject to a lien or security interest in favor of the Agent, for the ratable benefit of the Lenders, pursuant to the Security Documents.

                 "COMPLIANCE CERTIFICATE" shall mean a certificate in the form of EXHIBIT H attached hereto and executed by the Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower.

                 "CONSOLIDATED" or "CONSOLIDATED" shall mean, with reference to any term defined herein, such term as applied to the accounts of the applicable Person and all of its Subsidiaries, consolidated in accordance with GAAP; PROVIDED, HOWEVER, that for purposes of calculations under Article 7 hereof, (i) the assets, liabilities and items of income and expense of Unrestricted Subsidiaries, and (ii) 100% of the positive net earnings (but none of the net losses) of any Subsidiary of which the applicable Person owns, directly or indirectly, less than 100% of the issued and outstanding stock entitled to vote in the election of directors (other than director's qualifying shares), shall not be included, except (in the case of this clause (ii) only) to the extent of the lesser of (x) cash actually distributed by such Subsidiary to such Person as a dividend, and (y) the positive net earnings of such Subsidiary.

                 "CONSOLIDATED CASH FLOW" shall mean for any period, the sum of
         (i) Consolidated Net Income for such period less all cash Distributions paid during such period, PLUS (ii) depreciation expense, amortization expense (but excluding amortization relating to marketing arrangements with certain retail customers), Consolidated Interest Expense, and other similar non-cash expenses of Group and its Subsidiaries deducted in calculating Consolidated Net Income for such period, including non-cash expenses relating to compensation in the form of stock,MINUS (iii) Capital Expenditures of Group and its Subsidiaries made or incurred during such period, all as determined in accordance with GAAP.

                 "CONSOLIDATED CURRENT ASSETS" shall mean as of any date of determination for any Person, all items which in accordance with GAAP would be classified as current assets of such Person, after deduction of depreciation, depletion, obsolescence, amortization, valuation, contingency and other proper reserves in accordance with GAAP.

                 "CONSOLIDATED CURRENT LIABILITIES" shall mean as of any date of determination for any Person, the sum of (i) that portion of the principal of the Indebtedness of such Person due within one year from such date of determination,PLUS (ii) all Indebtedness of such Person payable on demand, PLUS (iii) all other items which in accordance with GAAP would be included in determining current liabilities as shown on the liability side of a balance sheet of such Person as of such date.

                 "CONSOLIDATED EBITA" shall mean for any period for any Person, the sum of (i) Consolidated Net Income for such period, PLUS (ii) amortization expense, (but excluding amortization relating to marketing arrangements with certain retail customers) Consolidated Interest Expense, other similar non-cash expenses (including non-cash expenses relating to compensation in the form of stock) and federal, state and foreign income taxes of such Person and its Subsidiaries deducted in calculating Consolidated Net Income for such period, as determined in accordance with GAAP.

                 "CONSOLIDATED EBITDA" shall mean for any period for any Person, the sum of (i) Consolidated Net Income for such period, PLUS
         (ii) depreciation expense (but excluding amortization relating to marketing arrangements with certain retail customers), amortization expense, Consolidated Interest Expense, other similar non-cash expenses (including non-cash expenses relating to compensation in the form of stock) and federal, state and foreign income taxes of such Person and its Subsidiaries deducted in calculating Consolidated Net Income for such period, as determined in accordance with GAAP.

                 "CONSOLIDATED FIXED CHARGES" shall mean for any period for any Person, the sum of (i) Consolidated Interest Expense, plus (ii) the aggregate amount of scheduled term loan payments of principal by such Person and its Subsidiaries on Borrowed Funds Indebtedness for such period, including payments of principal at maturity unless such Indebtedness is paid at maturity or renewed, extended or refinanced in compliance with the terms of this Agreement.

                 "CONSOLIDATED INTEREST EXPENSE" shall mean for any period for any Person, the aggregate amount of interest required by GAAP to be expensed by such Person and its Subsidiaries during such period on all Indebtedness outstanding during all or any part of such period.

                 "CONSOLIDATED NET INCOME" shall mean for any Person, the consolidated net income (or deficit) from operations of such Person and its Subsidiaries, after taxes, determined in accordance with GAAP.

                 "CONSOLIDATED NET TANGIBLE ASSETS" shall mean as of any date of determination for any Person, the net book value of all assets of such Person and its Subsidiaries determined on a consolidated basis, LESS the sum, without duplication, of the then aggregate net book value of all assets of such Person and its Subsidiaries which are deemed to be intangible assets, including, without limitation: (i) goodwill (including, without limitation, the excess of cost over the book value of any asset resulting from the write-up of assets after December 1, 1988), (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) stock discount and expense, (v) patents, trademarks, tradenames and copyrights, (vi) deferred charges, (vii) franchises, licenses and permits, (viii) Excess Investments (as defined in the 12.70% Note Purchase Agreement as in effect on the Closing Date), and (ix) any other assets which are deemed intangible assets, all computed in accordance with GAAP applied on a consistent basis. Notwithstanding the foregoing, for purposes of computing Consolidated Net Tangible Assets of Housewares and its Subsidiaries, intangible assets in an aggregate amount not to exceed $98,400,000 which are intangible assets of Housewares or any of its Subsidiaries on December 21, 1988, shall not be deducted from gross assets, except to the extent that such assets are reduced in accordance with GAAP.

                 "CONSOLIDATED SENIOR FUNDED INDEBTEDNESS" shall mean for any Person, the sum of all Borrowed Funds Indebtedness of such Person and its Subsidiaries on a consolidated basisINCLUDING, without limitation, the outstanding face amount of all Letters of Credit issued for the account of such Person, butEXCLUDING in the case of Group all Indebtedness of Group in respect of the 1818 Note.

                 "CONSOLIDATED TANGIBLE NET WORTH" shall mean as of any date of determination for any Person, the excess of such Person's Consolidated Net Tangible Assets (other than, in the case of Housewares, the Group
         Note) over the then outstanding amount of its liabilities (including, without limitation, all Borrowed Funds Indebtedness of such Person).

                 "CONSOLIDATED TOTAL LEVERAGE RATIO" shall mean as of any date of determination, the ratio of (i) all Borrowed Funds Indebtedness of Group and its Subsidiaries determined on a consolidated basis, to (ii) Group's Consolidated EBITDA for the four fiscal quarters ending on such date.

                 "CONTINUING DIRECTORS" shall mean (i) the members of the Board of Directors of Group, while such Persons are members of such Board, who at the beginning of the period of two consecutive years (or, if shorter, a period commencing on the date of this Agreement and) ending immediately prior to the consent required by clauses (iii) or (iv) of the definition of "Change in Control" above (not including any period prior to the date of this Agreement) constituted Group's Board of Directors, and (ii) any new directors, whose election by Group's Board of Directors or nomination for election by stockholders was approved by a vote of at least two-thirds (2/3) of Group's Directors then still in office who either were Group's Directors at the beginning of the period or whose election or nomination for election was previously so approved.

                 "DEFAULT" shall mean an Event of Default as defined in Article 11, or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

                 "DISTRIBUTION" shall mean with respect to any Person: (i) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person; (ii) the purchase, acquisition, redemption or other retirement of any shares of any class of capital stock of such Person, directly or indirectly;
         (iii) any other distribution on or in respect of any shares of any class of capital stock of such Person; and (iv) the forgiveness of any Indebtedness owed to such Person by any of its Affiliates.

                 "1818 NOTE" shall mean the 7.0% Subordinated Convertible Note due November 30, 2002, issued by Group pursuant to that certain Securities Purchase Agreement dated as of December 15, 1992, between Group and The 1818 Fund, L.P., which note, as of the Closing Date, is in the aggregate principal balance of $22,000,000.

                 "ENVIRONMENTAL LAWS" shall mean any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Borrowers and their respective Subsidiaries, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants, whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

                 "EQUITY ISSUANCE" shall mean (a) any issuance or sale by Group (other than an issuance or sale to any Subsidiary) after the Closing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Group, or (b) the receipt by Group after the Closing Date from any Person (other than a Subsidiary) of any cash contribution to Group's capital (whether or not evidenced by any equity security issued by the recipient of such contribution).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ESOP" shall mean the Ekco Group, Inc. Employee's Stock Ownership Plan Trust, as in effect on the Closing Date.

                 "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934 and all rules and regulations promulgated thereunder, as amended from time to time.

                 "EXISTING LETTERS OF CREDIT" shall mean each of the letters of credit issued by Fleet for the account of Group and its Subsidiaries which are identified on Schedule 1 attached hereto, as such letters of credit may, from time to time, be amended or renewed from time to time.

                 "FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such date is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "FISCAL YEAR END" shall mean the last day of any designated fiscal year of Group. For Fiscal Year 1995, Fiscal Year End shall mean December 31, 1995.

                 "FREM PAYABLE" shall mean the intercompany payable due from Frem to Group from time to time, which as of January 1, 1995 was in the aggregate amount of $10,760,000.

                 "GAAP" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

                 "GROUP NOTE" shall mean the promissory note dated December 21, 1988, issued by Group to the order of Housewares in the original principal amount of $26,100,000, and all amendments thereto and substitutions and replacements therefor.

                 "GUARANTORS" shall mean individually, each of Kellogg, Woodstream, Wright-Bernet, Cleaning, Via and any other Person that shall become a guarantor of the Lender Obligations pursuant to the provisions hereof, and collectively, all of them; provided, however, that for purposes of Article 10 of this Agreement, the term "Guarantor" shall have the meaning set forth in Section 10.1 hereof.

                 "GUARANTY" or "GUARANTEE" or "GUARANTIES" shall mean any arrangement whereby any Person (for purposes of this definition, the "guarantor") is or becomes liable in respect of any Indebtedness or other obligation of another, and any other arrangement whereby credit is extended to another obligor on the basis of any promise of the guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto, except for endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

                 "GUARANTY AGREEMENTS" shall mean the several Guaranty Agreements of even date herewith to be executed and delivered by each of the Guarantors in favor of the Agent, substantially in the form of Exhibit B hereto, as the same may be amended, modified or supplemented from time to time.

                 "HOUSEWARES CREDIT FACILITY" shall mean the Indebtedness of Housewares and Ekco Canada, Inc. ("Canada") under that certain Amended and Restated Credit Agreement dated as of January 8, 1992, by and among Housewares, Canada, Fleet, as agent, and the Lenders party thereto, as amended from time to time.

                 "HOUSEWARES PAYABLE" shall mean the intercompany payable due from Housewares to Group from time to time, which as of January 1, 1995 was in the aggregate amount of $16,902,000.

                 "INACTIVE SUBSIDIARIES" shall mean collectively, (i) Delhi Manufacturing Corporation, a Delaware corporation, (ii) Ekco Wood Products Co., a Delaware corporation, (iii) Fenwick, a California corporation, (iv) FPI, Inc., a Washington corporation, (v) Trappe of Aspen, Inc., a Pennsylvania corporation, and (vi) Ekco

         Consumer Products, Ltd., a Delaware corporation.

                 "INDEBTEDNESS" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities.

                 "INTERCOMPANY PAYABLES" shall mean collectively, the Housewares Payable, the Kellogg Payable, the Woodstream Payable and the Indebtedness evidenced by the Kellogg Note.

                 "INTERCOMPANY SECURITY AGREEMENTS" shall mean the Security Agreements in substantially the form of Exhibit D hereto, to be executed and delivered by each of Woodstream and Kellogg in favor of Group to secure their respective obligations under the Intercompany Payables, as the same may be amended, modified or supplemented from time to time.

                 "INTEREST PERIOD" shall mean with respect to any LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending one, two, three or six months thereafter, as the applicable Borrower may request as provided in Section 2.2 or 2.3(a) hereof, PROVIDED, THAT:

                                 (i)       any Interest Period (other than an
                 Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

                                (ii)       any Interest Period that would
                 otherwise end after December 1, 1998 shall end on December 1, 1998; and

                               (iii) notwithstanding clause (ii) above, no Interest Period shall have a duration of less than 30 days, and if any Interest Period applicable to LIBOR Rate Advances would be for a shorter period, such Interest Period shall not be available hereunder.

                 "INVESTMENT" shall mean with respect to any Person, (i) any stock, evidence of Indebtedness or other security of another Person,
         (ii) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (iii) any purchase of (A) stock or other securities of another Person, or (B) any business or undertaking of another Person (whether by purchase of assets or securities), or any commitment or option to make any such purchase, or (C) any other investment, whether existing on the date of this Agreement or thereafter made. The term "Investment" shall not include ordinary advances to employees for travel expenses, drawing accounts and similar expenditures made in the ordinary course of business.

                 "KELLOGG" shall mean Kellogg Brush Manufacturing Co., a Massachusetts corporation, and its successors and assigns.

                 "KELLOGG NOTE" shall mean that certain promissory note dated March 31, 1993, issued by Kellogg to the order of Group in the original principal amount of $25,927,627.80 and all amendments thereto and substitutions and replacements therefor.

                 "KELLOGG PAYABLE" shall mean the intercompany payable due from Kellogg to Group from time to time, which as of January 1, 1995 was in the aggregate amount of $14,499,372.20.

                 "LENDER AGREEMENTS" shall mean this Agreement, the Notes, the Security Documents, all letter of credit applications and other agreements executed in connection with the issuance of Letters of Credit, and any other present or future agreement from time to time entered into between or among one or more Lenders and/or the Agent on the one hand, and any one or more of the Borrowers, or the Guarantors, or any Affiliate on the other hand, relating to this Agreement or which a Borrower and the Majority Lenders have acknowledged is a Lender Agreement, each as from time to time amended or modified, and all statements, reports and certificates delivered by the Borrowers to the Lenders and/or the Agent in connection therewith.

                 "LENDER(S)" shall mean (i) each Person signatory hereto as a Lender, and (ii) from and after any time that any other Person becomes a party hereto as a Lender, all Persons who are Lenders hereunder.

                 "LENDER OBLIGATIONS" shall mean all present and future obligations and Indebtedness of the Borrowers or any Guarantor owing to the Lenders or the Agent under this Agreement, the Notes or any other Lender Agreement, of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, whether now existing or hereafter arising, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Notes and obligations to pay interest, commitment fees and other fees and charges from time to time owed under any Lender Agreement, and further including, without limitation, all obligations of any Borrower or Guarantor arising under or in connection with any checking or disbursement account maintained by the Agent or any Lender.

                 "LETTERS OF CREDIT" shall mean all documentary and standby letters of credit issued by the Agent for the account of a Borrower pursuant to Section 2.11 hereof, each of which shall be in form satisfactory to the Agent in its sole discretion.

                 "LIBOR PRICING OPTION" shall mean the option granted to the Borrowers pursuant to Section 2.3 to have interest on all or a portion of the Advances computed on the basis of the LIBOR Rate for an applicable Interest Period.

                 "LIBOR RATE" shall mean for any Interest Period for any LIBOR Rate Advance, the quotient of (i) the rate of interest determined by the Agent, at about 11:00 a.m. (Boston, Massachusetts time) on the Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in the London Interbank Market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Advances to which such Interest Period relates, divided by (ii) the difference between one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

                 "LIBOR Rate Advance" means any Advance hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Advance shall mean the last day of the Interest Period applicable to such LIBOR Rate Advance.

                 "MAJORITY LENDERS" shall mean, at any time, the Lenders having made not less than 51% of the outstanding principal amount of the Advances hereunder, or, if no Advances have been made, the Lender or Lenders having 51% of the aggregate Commitments; provided, however, that at any time that there shall be at least three Lenders hereunder, if one Lender holds more than 51% of the outstanding Advances or Commitments, "Majority Lenders" shall mean two or more Lenders holding at least 51% of the outstanding Advances or Commitments.

                 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, assets, operations or condition of (i) any of the Borrowers, or (ii) the Borrowers and the Guarantors taken as a whole.

                 "MAXIMUM FREM REVOLVING CREDIT AMOUNT" shall mean $10,000,000, as the same may be reduced from time to time pursuant to Section 2.7.

                 "MAXIMUM GROUP REVOLVING CREDIT AMOUNT" shall mean $30,000,000, as the same may be reduced from time to time pursuant to
         Section 2.7.

                 "MAXIMUM HOUSEWARES REVOLVING CREDIT AMOUNT" shall mean $35,000,000, as the same may be reduced from time to time pursuant to
         Section 2.7.

                 "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean, as the context requires, the Maximum Group Revolving Credit Amount, the Maximum Housewares Revolving Credit Amount and/or the Maximum Frem Revolving Credit Amount.

                 "MORTGAGES" shall mean collectively (i) the Mortgage and Security Agreement and the Collateral Assignment of Leases and Rents executed by Group with respect to the real property owned by Group in Hudson, New Hampshire (collectively, the "New Hampshire Mortgage Documents"), (ii) the Mortgage and Security Agreement executed by Kellogg with respect to the real property owned by Kellogg located in Easthampton, Massachusetts, (iii) the Mortgage and Security Agreement executed by Frem with respect to the real property owned by Frem located in Worcester, Massachusetts, (iv) the Deed of Trust executed by Frem with respect to the real property owned by Frem located in Phoenix, Arizona, (v) the Mortgage and Security Agreement executed by Woodstream with respect to the real property owned by Woodstream located in Lititz, Pennsylvania, and (vi) the Mortgage and Security Agreement executed by Wright-Bernet with respect to the real property owned by Wright-Bernet located in Hamilton, Ohio, each such document dated as of the Closing Date, and as the same may be amended, modified or supplemented from time to time.

                 "MULTIEMPLOYER PENSION PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, to which any Borrower or Subsidiary is required to make contributions.

                 "NET PROCEEDS" shall mean, in each case as set forth in a statement in reasonable detail delivered by the applicable Borrower or Subsidiary to the Agent: (a) with respect to any property or asset subject to an Asset Disposition, the excess, if any, of (i) the cash received in connection with such Asset Disposition (including cash paid pursuant to the terms of any note or other deferred payment obligation delivered as part of the purchase price in connection with such Asset Disposition, when and as such cash is received) over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by such property or asset and which is required to be repaid in connection with such Asset Disposition, plus (B) the reasonable out-of-pocket expenses incurred by the applicable Borrower or Subsidiary, as the case may be, in connection with such Asset Disposition, plus (C) provision for taxes, including income taxes, attributable to such Asset Disposition; and (b) with respect to any Equity Issuance of Group, the gross cash proceeds received by Group from such issuance less all reasonable legal expenses, discounts and commissions and other reasonable fees and expenses incurred or to be incurred, and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith.

                 "1994 CONSOLIDATED FINANCIAL STATEMENTS" shall mean the Consolidated Balance Sheet of the Borrower as of January 1, 1995 and the related Consolidated Statements of Earnings and Retained Earnings for the year then ended and notes to such financial statements.

                 "NOTES" shall mean the Revolving Credit Notes and any other notes issued by the Borrowers to the Lenders from time to time pursuant to this Agreement.

                 "OBLIGOR" shall mean (i) as to Group in its capacity as a Guarantor under Article 10 of this Agreement, each of Housewares and Frem, and (ii) as to Housewares in its capacity as a Guarantor under
         Article 10 of this Agreement, Frem.

                 "PENSION PLAN" shall mean an employee benefit plan or other plan maintained for the employees of any Borrower or Subsidiary as described in Section 4021(a) of Title IV of ERISA.

                 "Permitted Liens" shall mean:
                  ---------------

                       (i) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards do not constitute a Default hereunder; and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.1 hereof;

                          (ii)    Encumbrances in the nature of zoning
         restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee;

                          (iii) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings satisfactory to the Lenders;

                          (iv) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented; and

                          (v) Workmen's or materialmen's liens arising out of construction, reconstruction, rehabilitation or maintenance of any of the properties of the Borrowers or any of their Subsidiaries.

                 "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

                 "PLEDGE AGREEMENTS" shall mean each of the Pledge Agreements in substantially the form of Exhibit C hereto to be executed and delivered by the Borrower, Kellogg and Woodstream, as the same may be amended, modified or supplemented from time to time.

                 "PRIME RATE" shall mean the rate of interest from time to time announced and made effective by the Agent as its "Prime Rate," it being understood that such rate is a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

                 "RATE FIXING DAY" shall mean, in the case of a LIBOR Rate Advance, the second Business Day preceding the Business Day on which an Interest Period begins.

                 "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                 "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                 "REPORTABLE EVENT" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA, unless exempted from the reporting requirements by regulations of the Pension Benefit Guaranty Corporation.

                 "RESERVE REQUIREMENT" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Lenders against "Euro-currency Liabilities" as defined in Regulation D.

                 "RESTRICTED INVESTMENT" shall mean any Investment other than those permitted under subsections 9.3(a) through (h) hereof.

                 "RESTRICTED PAYMENT" shall mean, with respect to any Person:
         (i) any Distribution by such Person; or (ii) any payment of principal or interest on, or any retirement of principal of, loans or advances owed by such Person to any of its Affiliates, or (iii) any payment of principal or interest on account of, or acquisition, redemption or retirement of, any Subordinated Indebtedness of such Person.

                 "RESTRICTED STOCK PLANS" shall mean collectively, (i) The 1984 Ekco Group, Inc. Restricted Stock Plan, (ii) The 1985 Ekco Group, Inc. Restricted Stock Plan, (iii) Group's 1984 Employee Stock Purchase Plan, (iv) the Incentive Compensation Plan for Executive Employees of Ekco Group, Inc. and its Subsidiaries, and (v) comparable plans providing for the issuance of capital stock of Group to officers, directors and employees of Group and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of Group or a duly authorized committee thereof.

                 "RESTRICTED SUBSIDIARY" shall mean any Subsidiary other than an Unrestricted Subsidiary.

                 "REVOLVING CREDIT COMMITMENT" shall mean, as to any Lender in respect of any of the Revolving Credit Facilities, the amount set forth below such Lender's name on an execution page hereof as its Revolving Credit Commitment to such Revolving Credit Facility, which amount equals the product of (i) the Maximum Revolving Credit Amount in effect for such Revolving Credit Facility, times (ii) such Lender's Revolving Credit Commitment Percentage.

                 "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, as to any Lender, the percentage figure set forth below such Lender's name on an execution page hereof as its Revolving Credit Commitment Percentage, as the same may, from time to time, be modified pursuant to any Assignment and Assumption Agreements executed by such Lender.

                 "REVOLVING CREDIT FACILITY" shall mean each of the Group Revolving Credit, the Housewares Revolving Credit and the Frem Revolving Credit.

                 "REVOLVING CREDIT NOTES" shall mean the Revolving Credit Notes executed by each of the Borrowers in favor of each Lender evidencing the Indebtedness of such Borrower in respect of the Revolving Credit Facility as to which it is the primary obligor. Each Revolving Credit Note shall be in the amount of the applicable Lender's Revolving Credit Commitment in respect of such Revolving Credit Facility, and shall be substantially in the form of Exhibit A hereto.

                 "REVOLVING CREDIT TERMINATION DATE" means December 1, 1998.

                 "SECURITY AGREEMENTS" shall mean the several Security Agreements in substantially the form of Exhibit D hereto, to be executed and delivered by each of the Borrowers and each of the Guarantors in favor of the Agent, as the same may be amended, modified or supplemented from time to time.

                 "SECURITY DOCUMENTS" shall mean the Security Agreements, the Intercompany Security Agreements, the Assignment and Acknowledgment, the Kellogg Note, the Pledge Agreements, the Guaranty Agreements and the Mortgages, and any other document, instrument or agreement from time to time executed by a Borrower, a Guarantor or any other Person guarantying or providing collateral security for the Lender Obligations.

                 "STOCK OPTION PLANS" shall mean collectively, (i) Group's 1987 Stock Option Plan, (ii) The Ekco Group, Inc. 1988 Director's Stock Option Plan, and (iii) comparable plans providing for the issuance of options to purchase capital stock of Group to officers, directors and employees of Group and its Subsidiaries having terms similar to the foregoing, each as amended from time to time by a resolution of the Board of Directors of Group or a duly authorized committee thereof.

                 "SUBORDINATED INDEBTEDNESS" shall mean as to any Borrower, Indebtedness of such Borrower which is subordinated to the Indebtedness of such Borrower hereunder, under the Notes and to all other Lender Obligations, on terms and conditions approved in writing by the Lenders. As used herein with respect to Group, the term "Subordinated Indebtedness" shall include the 1818 Note.

                 "SUBSIDIARY" shall mean any Person of which a Borrower shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body. The term "Subsidiary" shall not include any employee benefit plan of the Borrowers or any entity appointed or established by the Borrowers for or pursuant to the terms of any such plan.

                 "12.70% NOTES" shall mean the 12.70% Senior Subordinated Notes of Housewares due December 15, 1998, in the aggregate original principal amount of $60,000,000, issued pursuant to the several Purchase Agreements dated as of December 1, 1988, as amended by Amendment No. 1 to Purchase Agreement dated as of March 15, 1991, Amendment No. 2 to Purchase Agreement dated as of January 8, 1992, and Amendment No. 3 to Purchase Agreement dated as of July 16, 1993 (collectively, as so amended, the "12.70%

         Note Purchase Agreement"), between Housewares and the purchasers of the 12.70% Notes.

                 "UNIFORM CUSTOMS AND PRACTICE" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

                 "UNRESTRICTED SUBSIDIARY" shall mean a Subsidiary formed or acquired solely in connection with a transaction consummated with the proceeds of the Available Restricted Payments Fund; provided, however, that any Unrestricted Subsidiary may become a Restricted Subsidiary on the date on which each of the following conditions shall have occurred: (i) such Subsidiary shall have executed and delivered a Guaranty of the Lender Obligations substantially in the form of the Guaranty Agreements; (ii) such Subsidiary shall have executed and delivered a Security Agreement, a Pledge Agreement, Uniform Commercial Code financing statements on appropriate form, mortgages, and any other documents required to grant to the Agent, for the benefit of the Lenders, a perfected security interest and lien on all real and personal property of such Subsidiary, subject to no other liens or encumbrances other than liens permitted under Section 9.2 hereunder;
         (iii) all of the representations and warranties set forth in Article 5 hereof shall be true and correct with respect to such Subsidiary in all material respects (except for any such representations and warranties which expressly relate to an earlier date, and except for matters permitted under Articles 8 and 9 hereof); and (iv) no Default shall occur after giving effect to the conversion of such Subsidiary into a Restricted Subsidiary, provided, that for purposes of this clause (iv) and the financial covenants set forth in Article 7 hereof, such conversion shall be deemed to have occurred and become effective on the last day of the immediately preceding fiscal quarter.

                 "VIA" shall mean B. Via International Housewares, Inc., a Delaware corporation, and its successors and assigns.

                 "WOODSTREAM" shall mean Woodstream Corporation, a Pennsylvania corporation, and its successors and assigns.

                 "WOODSTREAM PAYABLE" shall mean the intercompany payable due from Woodstream to Group from time to time, which as of January 1, 1995 was in the aggregate amount of $4,403,000.

                 "WRIGHT-BERNET" shall mean Wright-Bernet, Inc., an Ohio corporation, and its successors and assigns.

         Section 1.2. ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Borrowers and their Subsidiaries shall be the same after such changes as if such changes had not been made. If the parties are unable to agree upon the amendments to any such financial covenants, standards or terms, the parties agree to submit any remaining disputes to an independent third-party accounting firm (having no substantial relationship with any party) of national recognition selected by such parties for a determination of the appropriate amendments to such financial covenant, standard or term, which determination shall be binding upon the parties.


         Section 1.3. TERMS DEFINED ELSEWHERE. The following terms, defined elsewhere in this Agreement as set forth below, shall have the respective meanings therein defined:

                                                                                  Section of Agreement
                       Term                                                          Where Defined
                       ----                                                       --------------------
               "Acquiror"                                                          Section 9.6
               "Assignment and Assumption Agreement"                               Section 13.2

               "CERCLA"                                                            Section 5.19(b)(ii)
               "Code"                                                              Section 6.7
               "Commitment Fee"                                                    Section 2.5(a)
               "Control Group Person"                                              Section 6.8
               "Credit Participants"                                               Section 13.3
               "Disbursement Date"                                                 Section 2.11.2
               "Event of Default"                                                  Section 11.1
               "Frem Revolving Credit"                                             Article 2
               "Group Revolving Credit"                                            Article 2
               "Hazardous Substances"                                              Section 5.19(b)
               "Housewares Revolving Credit"                                       Article 2
               "Letter of Credit Facility Fee"                                     Section 2.5(b)
               "Letter of Credit Notice"                                           Section 2.11.1(b)
               "Notice of Borrowing"                                               Section 2.2(a)
               "Officer's Certificate"                                             Section 3.1
               "Real Property"                                                     Section 5.14
               "Revolving Credit Commitment Fee"                                   Section 2.5(a)
               "Reimbursement Amount"                                              Section 2.11.3
               "Register"                                                          Section 13.2(c)
               "Revolving Credit"                                                  Article 2
               "Successor Lender"                                                  Section 13.2(a)
               "Supporting Schedules"                                              Section 6.1

                            ARTICLE 2.  THE CREDITS

         Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, each of the Lenders hereby establishes credit facilities in favor of the Borrowers in the respective principal amounts of each Lender's Revolving Credit Commitments. The aggregate principal amount of the Lenders' Revolving Credit Commitments is $75,000,000. The credit facilities shall consist of (i) a secured revolving credit facility in favor of Group in the maximum principal amount of $30,000,000 (the "Group Revolving Credit"), (ii) a secured revolving credit facility in favor of Housewares in the maximum principal amount of $35,000,000 (the "Housewares Revolving Credit"), and (iii) a secured revolving credit facility in favor of Frem in the maximum principal amount of $10,000,000 (the "Frem Revolving Credit"). Without limiting the provisions of Article 10 of this Agreement, each of the parties hereto acknowledges and agrees that the Revolving Credit Facilities are the several and not joint obligations of the Borrowers; it being understood that (i) in no event shall Housewares be liable for the obligations of Group hereunder and under the other Lender Agreements, and (ii) in no event shall Frem be liable for the obligations of Housewares or Group hereunder and under the other Lender Agreements.

         Section 2.1.     The Revolving Credit Facilities.
                          -------------------------------

                 (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date or the earlier acceleration of the Revolving Credit Notes, each Lender shall severally make such Advances to the Borrowers as each Borrower may from time to time request, by notice to the Agent in accordance with Section 2.2, in an aggregate amount with respect to any Revolving Credit Facility (i) as to each Lender, not to exceed at any time the amount of such Lender's Revolving Credit Commitment with respect to such Revolving Credit Facility, and (ii) as to all of the Lenders, not to exceed an amount determined by subtracting (A) the aggregate outstanding balance of all Advances theretofore made by the Lenders with respect to such Revolving Credit Facility plus the aggregate amount available to be drawn under all Letters of Credit issued by the Agent for the account of the applicable Borrower in accordance with Section 2.11 hereof, plus the amount of any unreimbursed draws under Letters of Credit from (B) the Maximum Revolving Credit Amount from time to time in effect for such Revolving Credit Facility. Concurrently with the execution of this Agreement, the Borrowers will execute and deliver to the Lenders their Revolving Credit Notes to evidence the Advances under the respective Revolving Credit Facilities.

                 (b) Subject to the foregoing limitations and the provisions of Article 4 hereof, the Borrowers shall have the right to repay the outstanding balance of the Advances and to request further Advances, by notice to the Agent in accordance with Section 2.2; PROVIDED THAT the Agent and the Lenders shall have the absolute right to refuse to make any Advances for so long as there would exist any Default upon the making of such Advance or after giving effect thereto. All outstanding Advances and all interest accrued and unpaid thereon and all other amounts outstanding hereunder shall be paid in full on the Revolving Credit Termination Date.

         Section 2.2.    Notice and Manner of Borrowing and Conversion of Loans.
                         ------------------------------------------------------

                 (a) Whenever a Borrower desires to obtain or continue an Advance hereunder or to convert an outstanding Advance into an Advance of another type provided for in this Agreement, such Borrower shall notify the Agent (which notice shall be irrevocable) by telephone, telecopy, telex or cable received no later than (i) 12:00 noon (Boston, Massachusetts time) on the date on which the requested Advance is to be made or continued as or converted to a Base Rate Advance, and (ii) 12:00 noon (Boston, Massachusetts time) on the date two (2) Business Days before the day on which the requested Advance is to be made or continued as or converted to a LIBOR Rate Advance. Each such notice shall be made to the Agent by the President, Chief Executive Officer, Vice President, Treasurer, Assistant Treasurer or Chief Financial Officer of the applicable Borrower, or by any individual who is an employee or representative of the applicable Borrower and who has been designated in writing to the Agent by any of the foregoing officers to be authorized to act in such capacity on behalf of the applicable Borrower, and shall specify (A) the applicable Borrower and Revolving Credit Facility with respect to such Advance, (B) the effective date of each Advance (or portion thereof) to be borrowed, continued or converted (which date must be a Business Day), (C) the amount of such Advance (which must be a minimum of $100,000 for a Base Rate Advance and $500,000 and in integral multiples of $100,000 for a LIBOR Rate Advance), (D) the interest rate option to be applicable thereto, and (E) if applicable, the duration of the requested Interest Period (subject to the provisions of the definition of Interest Period and Section 2.3). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the applicable Borrower in substantially the form of Exhibit E attached hereto, provided that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

                 The Borrowers agree to indemnify and hold the Lenders harmless for any action, including the making of any Advances hereunder, or loss or expense, taken or incurred by the Lenders in good faith reliance upon any telephonic Notice of Borrowing or Conversion. In the event a Borrower shall fail to state the choice of an interest rate to apply to any Advance in accordance with this Section 2.2, or if a Borrower shall select a LIBOR Rate Advance but shall fail to select an Interest Period with respect to such Advance, such Borrower shall be deemed to have chosen a Base Rate Advance. At the time of the initial request for an Advance made under this Section 2.2, the Borrowers shall have provided the Agent with a Compliance Certificate. The Borrowers hereby agree (i) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Agent until it is superseded by a more recent Compliance Certificate, and (ii) that each request for an Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the truth and accuracy in all material respects of the representations and warranties contained in the most recent Compliance Certificate then in the Agent's possession (except as to changes which are permitted under this Agreement and the other Lender Agreements). Notwithstanding the provisions of this Section 2.2 and Section 2.3 hereof, the Borrowers may not request the making, conversion or continuation of LIBOR Rate Advances if it would result in there being more than fifteen (15) LIBOR Pricing Options in the aggregate outstanding at any one time.

                 (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 3:00 p.m. (Boston, Massachusetts time) on the date of each proposed

Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Revolving Credit Commitment Percentage of such Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to the applicable Borrower on the date of the proposed Advance.

                 (c) Unless the Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to the Agent such Lender's Revolving Credit Commitment Percentage of such Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the applicable Borrower. If and to the extent such Lender shall not have so made its Revolving Credit Commitment Percentage of such Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrower, such Lender agrees to pay to the Agent forthwith on demand, and the applicable Borrower agrees to repay to the Agent within thirty (30) days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to such Borrower until the date such amount is paid or repaid to the Agent, at an interest rate equal to the Federal Funds Rate in effect from time to time plus one-half of one percent (1/2%). If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance for purposes of this Agreement. If a Borrower makes a repayment required by the foregoing provisions of this
Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of such Borrower's payment.

                 (d) The failure of any Lender to make the Advance to be made by it on any date shall not relieve such Lender or any other Lender of its obligation, if any, hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender.

                 (e) Notwithstanding the foregoing, the requirements of notice and minimum amounts with respect to Advances imposed by Section 2.2(a) shall not apply to Advances made pursuant to Section 2.11.3(a).

         Section 2.3.     Interest; Duration of Interest Periods.
                          --------------------------------------

                 (a) Subject to the terms of Sections 2.4 and 2.9 hereof, each Borrower shall pay interest on the unpaid balance of the Advances from time to time outstanding at the Applicable Base Rate or the Applicable LIBOR Rate, as elected by such Borrower in accordance with Section 2.2 and this
Section 2.3.

                 (b) With respect to Base Rate Advances, interest shall be payable in arrears on the last day of each calendar month, commencing April 30, 1995, and continuing until all amounts of principal which are Base Rate Advances shall have been fully paid. With respect to LIBOR Rate Advances, interest shall be payable in arrears on the last day of the applicable Interest Period and, if such Interest Period is more than three months, interest shall be paid in three month intervals from the first day of such Interest Period and on the last day of such Interest Period, for interest accrued to each such date.

                 (c) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a LIBOR Rate Advance shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrowers shall have the option to elect a subsequent Interest Period to be applicable to such LIBOR Rate Advance by delivering to the Agent a Notice of Borrowing or Conversion evidencing such election received no later than (i) 12:00 noon (Boston, Massachusetts time) on the last day of the then applicable Interest Period if such LIBOR Rate Advance is to be continued as or converted to a Base Rate Advance, and (ii) two (2) Business Days before the end of the then applicable Interest Period if such LIBOR Rate Advance is to be continued as or converted to a LIBOR Rate Advance; PROVIDED, HOWEVER, that no Borrower may elect to continue or convert any Advance as a LIBOR Rate Advance if any Default shall exist. The Agent will promptly inform each Lender of a Notice of Borrowing or Conversion electing a LIBOR Rate Advance received by the Agent pursuant to this Section 2.3(c) and of the duration of the Interest Period specified by the applicable Borrower therein.

                 (d) If the Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Rate Advance pursuant to subsection
(c) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, the applicable Borrower shall be deemed to have elected to convert such Advance in whole into a Base Rate Advance on the last day of the then current Interest Period with respect thereto.

         Section 2.4. ADDITIONAL INTEREST PAYMENTS. During the continuance of any Event of Default, the Borrowers shall, on demand, pay to the Lenders interest on the unpaid principal balance of the Advances and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the lesser of (i) the applicable interest rate on Advances hereunder plus three percent (3%), or (ii) the maximum rate of interest permitted to be charged under applicable law.

         Section 2.5.     Fees.
                          ----

                 (a) Each Borrower shall pay to the Agent, for the account of the Lenders with respect to the Revolving Credit Facility under which such Borrower is the primary obligor, in proportion to each Lender's respective Revolving Commitment Percentage, a credit commitment fee (the "Revolving Credit Commitment Fee") of three-eighths of one percent (.375%) per annum of the difference between (i) the Maximum Revolving Credit Amount with respect to such Revolving Credit Facility, and (ii) the daily average principal amount of the Advances and face amount of all Letters of Credit outstanding under such Revolving Credit Facility from time to time, from the date hereof to and including the Revolving Credit Termination Date. The Revolving Credit Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 1995, for the quarter then ended (and in the case of the payment due on June 30, 1995, for the period from the Closing Date to June 30, 1995).

                 (b) Each Borrower shall pay to the Agent for the account of the Lenders, in proportion to each Lender's Revolving Credit Commitment Percentage, a fee (the "Letter of

Credit Facility Fee") with respect to each Letter of Credit issued for the account of such Borrower hereunder, calculated at a rate of one and one-quarter percent (1.25%) per annum on the aggregate amount available to be drawn on all such outstanding Letters of Credit, from and including the date of issuance of each Letter of Credit until the expiration date thereof. The Letter of Credit Facility Fee shall be payable quarterly in advance, on the date of issuance of the initial Letter(s) of Credit hereunder and thereafter on the last day of each March, June, September and December.

                 (c) AGENCY FEE. On the Closing Date and on each anniversary thereof, the Borrowers shall pay to the Agent, for its own account, the agency fee described in the side letter agreement dated the Closing Date between Fleet and the Borrower.

         Section 2.6.     Computation of Interest and Fees.
                          --------------------------------

                 (a) All computations of interest and fees hereunder shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding principal balance of the Notes as reflected on the Agent's records from time to time shall be considered correct and binding on the Borrowers and the Lenders (absent manifest error) unless within sixty (60) days after receipt of any notice by the Agent of such outstanding amount, the Borrowers or any Lender notifies the Agent to the contrary.

                 (b) Any change in the rate of interest resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

         Section 2.7. TERMINATION OR REDUCTION OF REVOLVING CREDIT FACILITIES. Each Borrower may at any time terminate or reduce the Revolving Credit Facility under which it is the primary obligor in whole or in part, subject to Section 4.7 hereof, without premium or penalty, upon not less than three (3) Business Days prior written notice to the Agent; provided that any such partial reduction or termination shall be in a minimum amount of $1,000,000 and integral multiples of $1,000,000. Following termination or reduction of all or part of any Revolving Credit Facility, such terminated portion may not be reinstated. On the date of any such termination or reduction the applicable Borrower shall pay all interest and Revolving Credit Commitment Fees accrued to such date under the applicable Revolving Credit Facility.

         Section 2.8. YIELD PROTECTION. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of the Lenders with such:

                        (i) subjects any of the Lenders to any tax, duty, charge or withholding on or from payments due from the Borrowers (excluding taxation of the overall net income of the Lenders), or changes the basis of taxation of payments to such Lender in respect of its loans or Advances or other amounts due it hereunder; or

                       (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (other than the Reserve Requirement, to the extent it is taken into account in determining the interest rate applicable to LIBOR Rate Advances); or

                      (iii) imposes any other condition the result of which is to increase the cost to any Lender of making, funding or maintaining loans or Advances hereunder or issuing Letters of Credit or maintaining participations therein or reduces any amount receivable by any Lender in connection with such loans, Advances or Letters of Credit, or requires any Lender to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender; or

                       (iv) affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make loans or Advances or issue Letters of Credit hereunder or of commitments of this type;

then, within fifteen (15) days of demand by such Lender, the Borrowers shall pay such Lender that portion of such increased expense incurred (including, in the case of the preceding clause (iv), any reduction in the rate of return on capital to an amount below that which such Lender could have achieved but for such change in regulation after taking into account such Lender's policies as to capital adequacy) or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its loans and Advances hereunder.

         Section 2.9. AVAILABILITY OF LIBOR PRICING OPTION; CHANGED CIRCUMSTANCES. In the event that:

                 (a) on any date on which the LIBOR Rate would otherwise be set, the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate; or

                 (b) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that

                         (i) the implementation of the LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market, or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                        (ii) the LIBOR Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the interbank market for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrowers thereof. Until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrowers of LIBOR Rate Advances shall be suspended. If at the time the Agent so notifies the Borrowers, any Borrower has previously given the Agent a Notice of Borrowing or a notice pursuant to
Section 2.3(c) requesting a LIBOR Rate Advance, but such LIBOR Pricing Option has not yet gone into effect, such Notice of Borrowing or notice shall automatically be deemed to be a request for a Base Rate Advance. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) all outstanding LIBOR Rate Advances shall automatically convert to Base Rate Advances and, in the event of an occurrence of the type specified in Section 2.9(b), to the extent that the Agent or any Lender has incurred any so-called "LIBOR breakage costs" relating to such outstanding LIBOR Rate Advances, the applicable Borrower shall pay any amounts required to be paid pursuant to Section 4.7 with respect to such Advances.

         Section 2.10. LENDER CERTIFICATES; SURVIVAL OF INDEMNITY. If any Lender shall seek reimbursement or indemnification pursuant to Section 2.8 or 4.7, such Lender shall deliver a certificate to the Borrowers stating the amount due thereunder. Such certificate as to the amount due under Section 2.8 or 4.7 shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under Section 2.8 or 4.7 in connection with a LIBOR Rate Advance shall be calculated as though the Lenders funded the LIBOR Rate Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such LIBOR Rate Advance, whether in fact that is the case. Unless otherwise provided herein, the amount specified in the certificate shall be payable within fifteen (15) days after receipt by the Borrowers of the certificate. The obligations of the Borrowers under
Section 2.8 shall survive for six months following payment of all Lender Obligations and termination of this Agreement; provided that such continuation shall not affect the obligation of the Agent to release the liens granted pursuant to the Security Documents upon termination of this Agreement and the Security Documents.

         Section 2.11.    Letters of Credit.
                          -----------------

                 Section 2.11.1.  Issuing Letters of Credit.
                                  -------------------------

                          (a) Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Sections 3.1 and
         3.2 hereof, and provided no Default has occurred and is continuing, the Agent shall at any time prior to the Revolving Credit Termination Date, upon the request of a Borrower pursuant to Section 2.11.1(b) hereof, issue Letters of Credit for the account of such Borrower; provided, however, that (i) the aggregate face amount of all outstanding Letters of Credit shall not at any time exceed $12,000,000, and (ii) the aggregate face amount under all outstanding Letters of Credit issued for the account of such Borrower plus the aggregate of all Advances theretofore made by the Lenders to such Borrower plus all unreimbursed draws under Letters of Credit shall not at any time exceed such Borrower's Maximum Revolving Credit Amount. The parties hereto acknowledge and agree that on the Closing Date, all Existing Letters of Credit shall automatically and without any further action become Letters of Credit hereunder, subject, in all respects, to the provisions of this Section 2.11 and the other provisions of this Agreement.

                          (b) Each Borrower may request that the Agent issue a Letter of Credit for the account of such Borrower by written notice in the form attached hereto as EXHIBIT F (a "Letter of Credit Notice") given to the Agent not less than three (3) Business Days prior to the proposed date of issuance of such Letter of Credit. The Letter of Credit Notice shall (i) specify the Borrower requesting the issuance of such Letter of Credit, (ii) the proposed date of issuance, beneficiary, amount and expiry date (which shall not be later than one year after the date of issuance of such Letter of Credit or later than the Revolving Credit Termination Date) of such Letter of Credit, (iii) specify whether such request is for a standby or a documentary letter of credit, and (iv) be accompanied by a letter of credit application on the appropriate form completed to the satisfaction of, and with such amendments and modifications as may be deemed necessary by, the Agent. Subject to the terms and conditions thereof, the Agent shall, as soon as practicable and in any event within three (3) Business Days of receipt of the Letter of Credit Notice, issue the proposed Letter of Credit. The Agent shall notify each Lender of the Letter of Credit Notice prior to the date of issuance of the applicable Letter of Credit.

                 SECTION 2.11.2. LENDERS' PARTICIPATION. Upon the issuance by the Agent of a Letter of Credit, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Revolving Credit Commitment Percentage, a participation interest in such Letter of Credit and any Letter of Credit application or other documents relating thereto. The Agent shall notify each Lender of the presentment for payment of any draft under a Letter of Credit, together with notice of the date (the "Disbursement Date") on which such payment shall be made. On the Disbursement Date each Lender shall deliver to the Agent by wire funds transfer such Lender's Revolving Credit Commitment Percentage of the draft paid by the Agent under the applicable Letter of Credit.

                 Section 2.11.3.  Reimbursement and other Payments.
                 ---------------  --------------------------------

                          (a) Each Borrower hereby agrees to pay to the Agent on the date on which the Agent shall be required to pay any draft presented under any Letter of Credit issued for the account of such Borrower, a sum (the "Reimbursement Amount") equal to: (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by such Borrower to the Agent under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to Base Rate Advances of such Borrower under Section 2.3(a). If the Borrower shall fail to pay to the Agent the Reimbursement Amount on the date on which the Agent shall be required to pay any draft presented under any such Letter of Credit, the Agent shall, to the extent such Borrower has availability under its Revolving Credit Facility to request an Advance and in the absence of an event of the type referred to in Section 11.1(f) hereof, consider such failure to be a request for a Base Rate Advance in the amount of the unpaid Reimbursement Amount, and, to the extent the Agent has received each Lender's Revolving Credit Commitment Percentage of the amount paid by the Agent under such Letter of Credit, the Agent shall apply the proceeds of such Advance to reimburse the Lenders for such amounts received from the Lenders.

                          (b) Each Borrower hereby agrees to pay to the Agent, for its own account, sums equal to any and all customary fees and expenses which the Agent may pay or incur relative to the issuance of any Letter of Credit issued for the account of such Borrower, any amendment, transfer or negotiation thereof or any payment by the Agent thereunder.

                 SECTION 2.11.4. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers with respect to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                (a) any lack of validity or enforceability of any Letter of Credit or this Agreement;

                (b) any amendment or waiver of or any consent to or actual departure from this Agreement;

                (c) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons or entities for which any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agreements or any unrelated transaction;

                (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (e) payment by the Agent under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                 SECTION 2.11.5. THE UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice shall be binding on the Borrowers, the Agent and the Lenders. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Agent's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.11.5, it is understood and agreed that the Agent and the Lenders shall not have any liability for, and that the Borrowers assume all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the Person signing the same; (c) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of a

         Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and condition of a Letter of Credit; (d) the good faith or acts of any Person other than the Agent and its agents and employees; (e) the existence, form or sufficiency or breach or default under any agreement or instrument of any nature whatsoever;
         (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Agent in its sole discretion, which determination shall be conclusive and binding upon the Borrowers and the Lenders absent manifest error. It is agreed that the Agent may honor, as complying with the terms of a Letter of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Agent under or in connection with any Letter of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Agent may reasonably deem to be applicable, shall be binding upon the Borrowers and the Lenders, shall not place the Agent under any liability to the Borrowers and the Lenders, and shall not affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder or the Borrowers' obligation to make full reimbursement or the Lenders' obligations to purchase participations in amounts paid by the Agent pursuant to Section 2.11.2.

                 SECTION 2.11.6. MODIFICATION, CONSENT, ETC. If any Borrower, either in writing or orally, requests or consents to any modification or extension of a Letter of Credit or waives failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Agent and the Lenders shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Agent pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon such Borrower.

                 SECTION 2.11.7. LIABILITY OF THE AGENT AND THE LENDERS. Neither the Agent, the Lenders nor any of their respective officers, directors or employees shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Agent against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding anything in this Section 2.11 to the contrary, the Borrowers shall have a claim against the Agent, and the Agent shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which were caused by the Agent's failure to conform to the standards of the Uniform Customs and Practice.

                       ARTICLE 3.  CONDITIONS OF LENDING

         SECTION 3.1. CONDITIONS TO THE INITIAL ADVANCE. The Lenders' obligations to make available the Revolving Credit Facilities provided for herein and to make the initial Advance(s) and/or issue the initial Letter(s) of Credit thereunder shall be subject to compliance by the Borrowers with their obligations contained herein, and to the satisfaction or waiver by the Lenders, at or before the Closing Date, of all the following conditions precedent:

                 (a) RECEIPT OF DOCUMENTS. The Agent shall have received each of the following, in form and substance satisfactory to the Agent and its counsel or in the form attached hereto as an Exhibit, as the case may be:

                         (1) REVOLVING CREDIT NOTES. The Revolving Credit Notes duly executed by the Borrowers;

                         (2) SECURITY DOCUMENTS. (i) the Guaranty Agreements duly executed by each Guarantor; (ii) the Security Agreements duly executed by each of the Borrowers and the Guarantors, as appropriate; (iii) the Intercompany Security Agreements and the Assignment and Acknowledgment duly executed by Kellogg, Woodstream and Group, as appropriate; (iv) the Pledge Agreements duly executed by Group, Kellogg and Woodstream, together with (A) certificates representing all of the issued and outstanding stock of Kellogg, Woodstream, Housewares, Wright-Bernet, Via and Cleaning (except for certain outstanding shares of Woodstream's preferred stock), with stock powers duly executed in blank, (B) certificates representing all of the capital stock of the Borrower owned by Woodstream, with stock powers duly executed in blank, and (C) the original Kellogg Note, duly endorsed by Group in blank; and (v) the Mortgages duly executed by the Borrowers and the Guarantors, as appropriate;

                          (3) CERTIFICATE OF CORPORATE ACTION BY THE BORROWERS. A certificate of the Clerk or Secretary of each of the Borrowers, dated the Closing Date, certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the Revolving Credit Notes and the other Lender Agreements to which such Borrower is a party;

                          (4) OFFICER'S CERTIFICATES. A certificate regarding places of business and locations of collateral duly executed by the Chairman, President, Treasurer or Chief Financial Officer of each of the Borrowers and the Guarantors, in the form attached hereto as EXHIBIT G;

                          (5) RESOLUTIONS. Copies of all resolutions of the Executive Committee of, or the Board of Directors of, each of the Borrowers and the Guarantors, certified by the Secretary or Clerk of the applicable Borrower and Guarantor, as being contained in the minutes of each such Committee or Board of Directors, and all such other documents, similarly certified, evidencing all other necessary corporate actions by the Borrowers and the Guarantors, duly authorizing the execution, delivery and performance by the Borrowers and each Guarantor of the Lender Agreements to which each of them is a party and all other transactions contemplated hereby and thereby;

                          (6)     CERTIFICATES OF CORPORATE ACTION BY
         GUARANTORS. A certificate of the Secretary or Clerk of each Guarantor, dated the Closing Date, certifying the names and true signatures of the officers of the Guarantor authorized to sign the Guaranty Agreements and the other Lender Agreements to which such Guarantor is a party;

                          (7)     OPINION OF COUNSEL TO BORROWERS AND
         GUARANTORS. The opinion of Messrs. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Borrowers and the Guarantors, dated the Closing Date, in the form attached hereto as Exhibit I;

                          (8)     CERTIFICATES OF GOOD STANDING, ETC.
         Certificates of legal existence and good standing for each of the Borrowers and the Guarantors issued by the Secretary of State of its respective state of incorporation, and certificates of due qualification of the Borrowers issued by the Secretary of State of the states in which each of them are qualified or registered to do business as foreign corporations;

                          (9) UNIFORM COMMERCIAL CODE FINANCING STATEMENTS. Evidence of the filing of (i) Uniform Commercial Code Financing Statements in all jurisdictions where such filings are necessary to perfect the security interests created under the Security Documents, and (ii) Uniform Commercial Code Assignments sufficient to assign to the Agent all security interests created pursuant to the Intercompany Note Security Agreements;

                         (10) CERTIFICATES OF INSURANCE. Certificates of insurance issued to the Agent from an independent insurance broker dated the Closing Date, in form and substance satisfactory to the Agent, certifying as to the insurance on the assets of the Borrowers and the Guarantors as required hereunder and under the Security Agreements and naming the Agent as a loss payee, insured mortgagee and additional insured, as applicable;

                         (11) THE 1994 CONSOLIDATED FINANCIAL STATEMENTS. The 1994 Consolidated Financial Statements, together with the management letter prepared by such accountants for Fiscal Year 1994;

                          (12) CERTIFICATE OF EXECUTIVE VICE PRESIDENT OR TREASURER. A Certificate in the form of Exhibit K attached hereto, dated the Closing Date, executed by the Executive Vice President, Finance and Administration or Treasurer of Group.

                         (13) FEES. The Borrowers shall have executed and delivered the side letter agreements referred to in Section 2.5(c) hereof, and the Borrowers shall have paid the fee described therein;

                         (14) MORTGAGE DOCUMENTS. (i) The opinion of Messrs. Devine, Millimet and Branch, special counsel to the Borrower, relating to the New Hampshire Mortgage Documents; (ii) Lenders Policies of Title Insurance relating to each of the Real Properties subject to the Mortgages; (iii) copies of all most recent surveys, plot plans and environmental studies and reports relating to the Real Properties subject to the Mortgages that are reasonably available to the Borrowers and the Guarantor; and (iv) such other documents and materials regarding the Mortgages and the Real Property subject thereto as the Lenders shall reasonably require, all in form and substance satisfactory to the Lenders; and

                         (14) OTHER DOCUMENTs. Such other documents, certificates and opinions as the Agent may reasonably request.

                 (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties herein and those made by or on behalf of the Borrowers or any Subsidiary in any other Lender Agreement shall be true and correct as of the date of execution of this Agreement, with the same effect as if made at and as of such time.

                 (c) NO DEFAULT, ETC. There shall exist no Default or any other condition which, after the passage of time or giving of notice or both, would result in a Default upon the making of the Advances or the issuance of the Letters of Credit.

                 (d) LEGALITY. The making of the Advances and the issuance of the Letters of Credit shall not be prohibited by any law or governmental order or regulation applicable to the Lenders, the Agent or to the Borrowers, and all necessary consents, approvals and authorizations of any Person for all the credits made pursuant to this Agreement shall have been obtained.

                 (e) LITIGATION. Except as set forth in SCHEDULE 5.18 attached hereto, there shall exist no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the best knowledge of the Borrowers, threatened, or any basis therefore, (i) with respect to the Revolving Credit Facilities, or (ii) which, if determined adversely to any Borrower or Guarantor, is reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of any Borrower or Guarantor to perform its obligations to the Lenders and the Agent under the Lender Agreements to which it is a party.

         Section 3.2.     CONDITIONS TO ALL ADVANCES AND LETTERS OF CREDIT.
The Lenders' obligations to make any Advance or the Agent's obligation to issue any Letter of Credit from time to time pursuant to this Agreement shall be subject to compliance by the Borrowers with its obligations contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before making of each Advance or issuance of each Letter of Credit, as the case may be, of all of the following conditions precedent:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties herein and those made by or on behalf of the Borrowers or any Subsidiary in any other Lender Agreement shall be correct in all material respects as of the date on which any Advance is made or any Letter of Credit is issued, as the case may be, with the same effect as if made at and as of such time, except that references in Article 5 to the 1994 Consolidated Financial Statements shall refer to the most recent annual financial statements furnished to the Lenders pursuant to Article 6 hereof, and references in Section 5.9(b) to the financial projections dated March 7, 1995 shall refer to the most recent annual financial projections furnished to the Lenders pursuant to Section

6.12 hereof, and except as to changes which are permitted under this Agreement and the other Lender Agreements.

                 (b) NO DEFAULT. On the date of any Advance or issuance of any Letter of Credit hereunder, there shall exist no Default upon the making of, or after giving effect to, the Advance or the issuance of, and after giving effect to, the Letter of Credit, as the case may be.

                 (c) LEGALITY. The making of the requested Advance or the issuance of the requested Letter of Credit, as the case may be, shall not be prohibited by any law or governmental order or regulation applicable to the Lenders, the Agent or the Borrowers and all necessary consents, approvals and authorizations of any Person for any such Advance or Letter of Credit shall have been obtained.

                 (d) NOTICE OF BORROWING. The Agent shall have received a Notice of Borrowing in accordance with Section 2.2 or a Letter of Credit Notice in accordance with Section 2.11.1(b), as the case may be, duly executed and completed by the applicable Borrower, in form and substance satisfactory to the Agent.

         The request of any Borrower for each Advance and Letter of Credit, and the acceptance by such Borrower of each such Advance, shall be deemed a representation and warranty by all of the Borrowers that the conditions specified above in this Section 3.2 have been satisfied.


                       ARTICLE 4.  PAYMENT AND REPAYMENT

         Section 4.1. MANDATORY PAYMENT. If at any time the Maximum Revolving Credit Amount with respect to any Revolving Credit Facility shall be less than the aggregate outstanding principal balance of all Advances made under such Revolving Credit Facility, plus the aggregate amount available to be drawn under, and all unreimbursed drawings under, all Letters of Credit issued by the Agent for the account of the Borrower under such Revolving Credit Facility, the applicable Borrower shall immediately repay to the Agent for the account of the Lenders an amount equal to the difference between such Maximum Revolving Credit Amount then in effect and such amount.

         Section 4.2. VOLUNTARY PREPAYMENT. The Borrowers may make prepayments to the Agent for the account of the Lenders of any outstanding principal amount of the Advances which are Base Rate Advances at any time prior to 12:30 p.m. (Boston, Massachusetts time) on any Business Day without premium or penalty. The Borrowers may make prepayments to the Agent for the account of the Lenders of any outstanding principal amount of Advances which are LIBOR Rate Advances at any time prior to 12:30 p.m. (Boston, Massachusetts time) on any Business Day, subject, however, to the premiums and penalties set forth in
Section 4.7.

         Section 4.3. PAYMENT AND INTEREST CUTOFF. Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent (i) in the case of prepayment of Prime Rate Advances, not later than 12:00 noon (Boston, Massachusetts time) on the date of payment, and (ii) in the case of prepayment of LIBOR Rate Advances on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston, Massachusetts time) one Business Day prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment, and from and after said date (unless the applicable Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any LIBOR Rate Advance so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

         Section 4.4. PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS. Subject to clause (i) of the definition of Interest Period, whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Revolving Credit Commitment Fees or Letter of Credit Facility Fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

         Section 4.5.     Method and Timing of Payments.
                          -----------------------------

                 (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to Section 4.1, may be charged by the Agent against the Borrowers' accounts with the Agent, for the account of the respective Lenders in proportion to their respective Commitments hereunder. Each Borrower hereby authorizes the Agent and the Lenders, without notice to such Borrower, to charge against any account of such Borrower with the Agent or such Lender an amount equal to the accrued interest, principal, Reimbursement Amounts and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements which are owed by such Borrower.

                 (b) The Borrowers shall make each payment to be made by them hereunder not later than 12:00 noon (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in
Section 14.5 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest, Reimbursement Amounts, Revolving Credit Commitment Fees or any other amounts payable hereunder ratably to the Lenders.

         Section 4.6. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances in excess of its ratable share of payments in respect thereof, such Lender shall forthwith notify the Agent thereof and purchase from each other Lender such participations in the Advances held by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         Section 4.7 PAYMENTS NOT AT END OF INTEREST PERIOD. If a Borrower for any reason makes any payment of principal with respect to any LIBOR Rate Advance on any day other than the last day of the Interest Period applicable to such LIBOR Rate Advance, including without limitation by reason of acceleration, or fails to borrow an Advance after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.2, such Borrower shall pay to the Agent, for the ratable account of the Lenders, an amount computed pursuant to the following formula:

                              L = (R - T) x P x D
                                  ---------------
                                          360

         L   =   amount payable to the Agent
         R   =   interest rate on such LIBOR Rate Advance
         T   =   effective interest rate per annum at which any readily
                 marketable bond or other obligation of the United States,
                 selected at the Agent's reasonable discretion, maturing on or near the last day of the then applicable Interest Period of such LIBOR Rate Advance and in approximately the same amount as such LIBOR Rate Advance can be purchased by the Agent on the day of such payment of principal or failure to borrow
         P   =   the amount of principal prepaid or the amount of the requested
                 LIBOR Rate Advance
         D   =   the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested
                 Interest Period

The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.


                   ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and extend the Revolving Credit Facilities contemplated hereby, the Borrowers hereby make the following representations and warranties.

         Section 5.1. CORPORATE EXISTENCE, GOOD STANDING, ETC. Each Borrower and each of its Restricted Subsidiaries is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized, with all requisite corporate power and authority and full legal right to own or to hold under lease its properties and conduct its business as now conducted and as proposed to be conducted by it. Each Borrower has the corporate power to enter into and perform this Agreement and all other Lender Agreements to which it is a party and to execute and deliver the Revolving Credit Notes to be issued by it. Certified copies of the charter documents and By-laws of each of the Borrowers have been previously delivered to the Agent and are true, accurate and complete as of the date hereof.

         Section 5.2. PRINCIPAL PLACES OF BUSINESS; LOCATION OF RECORDS. The principal places of business of each of the Borrowers and its respective Subsidiaries as of the date hereof are listed on SCHEDULE 5.14 attached hereto. All of the books and records or true and complete copies thereof relating to the respective accounts and contracts of the Borrowers and their respective Restricted Subsidiaries are and will be kept at such locations or such other locations as to which the Borrowers provide the Agent at least 15 days' prior written notice.

         Section 5.3. QUALIFICATION. Each of the Borrowers and its respective Restricted Subsidiaries is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its failure to be so qualified, licensed or authorized to do business would have a Material Adverse Effect.

         Section 5.4. SUBSIDIARIES; CAPITAL STOCK. As of the date hereof, the Borrowers have no Subsidiaries other than those listed on SCHEDULE 5.4 attached hereto. There are presently issued by the Subsidiaries of the Borrowers and outstanding the shares of capital stock indicated on SCHEDULE 5.4 attached hereto. Each such Subsidiary has received the consideration for which such stock was authorized to be issued and has otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.4, no Subsidiary has any other capital stock of any class outstanding.

         Section 5.5. CORPORATE POWER, ETC. The execution, delivery and performance of this Agreement, the Revolving Credit Notes and all other Lender Agreements, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

                 (a) are within the corporate powers of each of the Borrowers and the Guarantors, having been duly authorized by its respective Board of Directors or applicable Committee thereof or other similar governing body, and, if required by law, by its charter documents, By-laws and stockholders;

                 (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Agent) and are not in contravention of law or the terms of the charter documents or By-laws of such Borrower or Guarantor or any amendment thereof, except to such extent as shall have no practical adverse effect, as determined by the Lenders in their sole discretion;

                 (c)      do not and will not

                          (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor, or any of their respective properties are bound or affected (including, without limitation, the 12.70% Note Purchase Agreement), except to such extent as shall have no practical adverse effect, as determined by the Lenders in their sole discretion,

                         (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by such Borrower or Guarantor, except as provided in the Lender Agreements, or

                        (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument now in effect having applicability to such Borrower or Guarantors, or to any of their respective properties, except to such extent as shall have no practical adverse effect, as determined by the Lenders in their sole discretion.

         Section 5.6. VALID AND BINDING OBLIGATIONS. This Agreement, the Revolving Credit Notes and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrowers and the Guarantors party thereto, as the case may be, enforceable in accordance with their respective terms.

         Section 5.7. OTHER AGREEMENTS. No Borrower or Guarantor is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of such Borrower or Guarantor to carry out any of the provisions of this Agreement, the Revolving Credit Notes or any of the other Lender Agreements to which it is a party.

         Section 5.8. PAYMENT OF TAXES. Each Borrower and its Restricted Subsidiaries has filed all federal, state, county, local, foreign or other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received, for which the failure to file or pay would have a Material Adverse Effect. The federal tax returns of Group have been audited by the Internal Revenue Service through its Fiscal Year End 1987. The Borrowers know of no material additional assessments for any taxes for which adequate reserves appearing in the balance sheet contained in the 1994 Consolidated Financial Statements have not been established. Each Borrower and its Restricted Subsidiaries have made adequate provisions for all current taxes, and in the opinion of the Borrowers there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

         Section 5.9.     Financial Statements.
                          ---------------------

                 (a) The 1994 Consolidated Financial Statements and the unaudited consolidating balance sheet of Group and its Subsidiaries as of January 1, 1995, and the related consolidating statements of income for the fiscal quarter then ended, have been prepared in accordance with GAAP (subject, in the case of such consolidating statements, to the absence of footnotes and ordinary year-end audit adjustments) and present fairly the consolidated (and, in the case of such consolidating statements, consolidating) financial condition of Group and its

Subsidiaries; and all information contained therein is true, complete and correct in all material respects.

                 (b) The consolidated and consolidating financial projections of Group and its Subsidiaries dated March 7, 1995, copies of which have been delivered to the Agent and the Lenders, (i) have been prepared in accordance with GAAP, (ii) are based upon reasonable estimates and assumptions,
(iii) have been prepared based on the assumptions stated therein and the Borrowers' reasonable estimates of the results of operations of Group and its Subsidiaries for the subject period, and (iv) represent reasonably attainable results of operations of Group and its Subsidiaries for such period.

         Section 5.10. OTHER MATERIALS FURNISHED. No written information, exhibits, memoranda or reports furnished by the Borrowers or any of their Subsidiaries to the Lenders in connection with the negotiation of this Agreement contains any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading in the context in which such statements were made.

         Section 5.11. COMMITMENTS TO ISSUE SECURITIES. There are no outstanding securities exchangeable for or convertible into or carrying any rights to acquire from any Subsidiary of Group shares of any class of capital stock of such Subsidiary, and there are no outstanding options, warrants or other similar rights to acquire from any Subsidiary of Group any shares of any class of capital stock of such Subsidiary. There are no outstanding commitments, agreements or obligations binding on any Subsidiary of Group which require or could require any such Subsidiary (i) to issue, sell, transfer, pledge or otherwise dispose of any shares of any class of capital stock of such Subsidiary, or (ii) to issue, sell or grant (A) any securities exchangeable for or convertible into or carrying any rights to acquire any shares of any class of capital stock of such Subsidiary, or (B) any option, warrants or any other rights to acquire any shares of any class of capital stock of any such Subsidiary.

         Section 5.12. DIVIDENDS AND CAPITAL DISTRIBUTIONS. Except as described on SCHEDULE 5.12 attached hereto, since the date of the balance sheet contained in the 1994 Consolidated Financial Statement, (a) Group has not declared or paid or otherwise agreed to pay any dividends on any shares of any class of its capital stock, (b) no Borrower has made or agreed to make any payments on account of the purchase or other acquisition or redemption or other retirement of any shares of any class of its capital stock or any warrants or options to purchase any such shares, and or (c) no Borrower has made or agreed to make any other distributions of any kind in respect of any shares of any class of its capital stock or in respect of any such warrants or options, except for (i) distributions by Group made in accordance with the terms of the Restricted Stock Plans, (ii) the declaration and payment by Woodstream of regularly scheduled dividends on its Preferred Stock in an aggregate amount not in excess of $30,000, and (iii) redemptions by Group of shares of its Preferred Stock, and issuance by Group of shares of its common stock in respect of the conversion of shares of its Preferred Stock, as required under the terms of the ESOP.

         Section 5.13.    CHANGES IN CONDITION.  Except as set forth in
SCHEDULE 5.13 attached hereto, since the date of the balance sheet contained in the 1994 Consolidated Financial Statements, there has been no material adverse change in the business or assets or in the financial condition of any of the Borrowers, or of the Borrowers and the Guarantors taken as a whole, or of Group and its Subsidiaries taken as a whole, and no Borrower or Guarantor has entered into any transaction outside of the ordinary course of business which is material to such Borrower or Guarantor.

         Section 5.14. TITLE TO REAL PROPERTY. Each Borrower and its Restricted Subsidiaries has good and marketable title in fee simple to the real property described as owned by them in SCHEDULE 5.14 attached hereto (collectively, the "Real Property"), subject only to Permitted Liens and the liens and other encumbrances described in said SCHEDULE 5.14. Except as set forth in SCHEDULE 5.14, the buildings of each of the Borrowers and its Restricted Subsidiaries located on the Real Property do not encroach on the property of others and none of the buildings, structures or other appurtenances or improvements on the Real Property (or any equipment therein), nor the operation or maintenance thereof, violate any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation which could have a material adverse effect on the value of the applicable Real Property. Except as set forth in SCHEDULE 5.14, no condemnation proceeding is pending or threatened which would preclude or impair the use of any of the Real Property by the Borrowers and their Restricted Subsidiaries for the purposes for which it is used. Each lease of Real Property set forth on SCHEDULE 5.14 is in full force and effect, all rents and additional rents due have been paid, and no material default thereunder exists or has been claimed.

         Section 5.15.    TITLE TO PERSONAL PROPERTY.  Except as set forth on
SCHEDULE 5.15 attached hereto, each Borrower and its Restricted Subsidiaries has good and marketable title to all personal property and assets of every type and description used by it in its business, other than property held under leases, free and clear of any and all mortgages, liens, pledges, privileges, charges or encumbrances of every kind, nature and description other than Permitted Liens and liens and encumbrances noted in SCHEDULE 5.15; and all properties and assets of the Borrowers and their Restricted Subsidiaries are in their respective possession or custody or under their respective control and all of their respective operating assets are in good operating condition and repair, normal wear and tear excepted.

         Section 5.16. ABSENCE OF UNDISCLOSED LIABILITIES. None of the Borrowers or any of their Restricted Subsidiaries has any material liabilities or obligations of any nature or of any amount whatsoever, whether accrued, absolute, liquidated or unliquidated, contingent or otherwise, including, without limitation, tax liabilities due or to become due and whether incurred in respect of or measured by the income of such Borrower or Restricted Subsidiary for any period prior to the date hereof, or arising out of transactions entered into or any state of facts existing prior thereto, except
(i) to the extent reflected in the 1994 Consolidated Financial Statements and not heretofore paid or discharged, (ii) those since January 1, 1995 which have been incurred in or as a result of the normal and ordinary course of business and consistent with the prior practice of the Borrowers and their Restricted Subsidiaries, none of which liabilities or obligations, singly or in the aggregate, have a Material Adverse Effect, and (iii) those contemplated by this Agreement or disclosed in SCHEDULE 5.16 attached hereto.

         Section 5.17.    Patents; Trademarks; Etc.
                          -------------------------

                 (a) Each Borrower and its Restricted Subsidiaries has sufficient rights in all patents, trade secrets, trademarks, trade names, brand names, service marks and copyrights, as well as all designs, permits, labels, packages and displays used or in connection with such rights, used in the business or operations of such Borrower and its Restricted Subsidiaries or the use of which are necessary or desirable in any material respect for the business or operations of such Borrower and its Restricted Subsidiaries as now conducted or as proposed to be conducted. Except as provided on SCHEDULE 5.15, no Borrower or any Restricted Subsidiary has pledged, assigned or otherwise encumbered any such rights or properties, except to a Borrower or another Restricted Subsidiary or pursuant to licenses granted in the ordinary course of business. None of the Borrowers or any Restricted Subsidiary is in default in any material respect under or in relation to any license, sublicense, or other agreement relating to any such rights or properties as to which it is the licensee, except for such defaults which, singly or in the aggregate, could not have a Material Adverse Effect.

                 (b) There is no claim by or demand of any Person pertaining to, and there is no pending or (to the best knowledge of the Borrowers) threatened action, suit, proceeding or investigation relating to, or the outcome of which, either individually or in the aggregate with any other such claim or demand, could have a Material Adverse Effect; nor to the best knowledge of the Borrowers is there a basis for any such claim, suit, proceeding or investigation. Each Borrower and its Restricted Subsidiaries has taken all reasonable steps to protect its right, title and interest in and to such intellectual property rights which are material to the operation of its business.

                 (c) Except as set forth on SCHEDULE 5.17 attached hereto, to the best knowledge of the executive officers of each of the Borrowers, no Person who is a director, officer or key employee of any of the Borrowers or any Restricted Subsidiary is presently obligated under or presently bound by any terms or provisions of any agreements or contracts (including licenses, covenants or commitments of any nature), or subject to any judgments, decrees or orders of any court or administrative agency, that conflict or may conflict with his agreements and obligations to use his best efforts to promote the interests of the Borrower or Subsidiary by which he is employed, or that conflict with or may conflict with the business or operations of the Borrower or Restricted Subsidiary by which he is employed as presently conducted or as proposed to be conducted.

                 (d) Except as set forth on SCHEDULE 5.17 attached hereto, no Borrower or any Restricted Subsidiary is a party to or bound by any agreement or contract (whether written or oral) containing any covenant prohibiting it from competing in any business with any Person in any territory presently conducted or proposed to be conducted by it, or from competing with any Person, or prohibiting it from doing any kind of business presently conducted or proposed to be conducted by it.

         Section 5.18. LITIGATION. Except as set forth in SCHEDULE 5.18 attached hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or threatened against any of the Borrowers or any of their Restricted Subsidiaries, or any basis therefor, which involves a material risk of any judgment or liability not fully covered by insurance which may have, either individually or in the aggregate, a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against any Borrower or Restricted Subsidiary which has or may have a Material Adverse Effect.

         Section 5.19.    Compliance with Laws and Contracts, Etc.
                          ----------------------------------------

                 (a) Except as provided on Schedule 5.19 attached hereto, to the best of the Borrowers' knowledge, each Borrower and its Restricted Subsidiaries have complied in all material respects with, and do not violate or contravene in any material respect, any provision of any applicable law, or any judgment, decree or order of any court or governmental or regulatory authority, bureau, agency or official applicable to such Borrower or its Restricted Subsidiaries or the business or operations of such Borrower and its Restricted Subsidiaries, the violation or contravention of which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                 (b)      Except as set forth in Schedule 5.19 attached hereto:
                                                 -------------

                         (i)      None of the Borrowers, any of their
         respective Subsidiaries, or any operator of any of their respective properties, is in violation or, to the Borrowers' knowledge, is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect;

                        (ii) None of the Borrowers nor any Subsidiary has received written notice from any third party, including without limitation any federal, state, county, or local governmental authority, (A) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location, (B) that any hazardous waste, as defined in 42 U.S.C. Section 6903(5), any hazardous substances, as defined in 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. Section 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Borrower, any Subsidiary or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or
         (C) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances, in each case, which singly or in the aggregate is not reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment;

                       (iii) (A) Each of the Borrowers, each Subsidiary and, to the best of the Borrowers' knowledge, each operator of any real property owned or operated by any of the Borrowers or any Subsidiary is in compliance with all provisions of Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances except to the extent such noncompliance is not reasonably likely to have a Material Adverse Effect, (B) no portion of property owned, operated or controlled by any of the Borrowers or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws or except to the extent the same is not reasonably likely to have a Material Adverse Effect, (C) there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by any of the Borrowers or any Subsidiary, which releases could reasonably be expected to have a Material Adverse Effect, (D) to the best of the Borrowers' knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by any of the Borrowers or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of any Borrower or Subsidiary and which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (E) to the best of the Borrowers' knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by any Borrower or Subsidiary which, directly or indirectly, is reasonably likely to result in a Material Adverse Effect;

                        (iv) None of the properties of any of the Borrowers or their Subsidiaries is subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation unless the effect thereof is not reasonably likely to result in a Material Adverse Effect.

                 (c) None of the Borrowers nor any of their Restricted Subsidiaries is in violation of or in default under any provision of its charter documents or By-laws, or any provision of any contract, agreement or instrument (including, without limitation, any writing evidencing any Indebtedness or any guarantee) to which such Borrower or any such Restricted Subsidiary is a party or by which such Person or any of its property is bound or affected, the violation or default under or in respect of which are reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

                 (d) To the best of Borrowers' knowledge, none of the Borrowers nor any of their Restricted Subsidiaries have made any illegal payment to officers or employees of any governmental or regulatory body, or made any illegal payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practices, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers with respect to any sales made or to be made by any of the Borrowers or any such Subsidiary.

         Section 5.20. FOREIGN TRADE REGULATIONS. None of the Borrowers nor any Guarantor is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II,
Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in
Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V,
Part 520, as amended).

         Section 5.21. GOVERNMENTAL REGULATIONS. None of the Borrowers, any Guarantor or any corporation controlling any of the Borrowers or under common control with any of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is subject to any statute or regulation which regulates the incurrence by a Borrower of indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

         Section 5.22.    Pension Plans; Employees and Benefits.
                          --------------------------------------

                 (a) SCHEDULE 5.22 attached hereto sets forth employee pension benefit plans of the Borrowers and their Subsidiaries, all of which are in material compliance with the provisions of ERISA. None of such plans which are subject to the minimum funding or termination insurance provisions of ERISA have a funding deficiency as of the date hereof.

                 (b)      None of the Borrowers or any of their Subsidiaries
(i) has any obligation to contribute to a Multiemployer Pension Plan, and (ii) has incurred (and/or does not expect to incur) any withdrawal liability to a Multiemployer Pension Plan under the provisions of Section 4201 of ERISA.

                 (c) No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred with respect to any employee pension benefit plan maintained by any of the Borrowers or their Subsidiaries on behalf of their respective employees. Each Borrower and its Subsidiaries have timely paid all withholding, FICA and other taxes required to be paid by it on behalf of its respective employees.

         Section 5.23. OUTSTANDING INDEBTEDNESS. The outstanding amount of Borrowed Funds Indebtedness (including Capitalized Lease Obligations) and all Guarantees of each of the Borrowers and the Restricted Subsidiaries is correctly set forth in SCHEDULE 5.23 attached hereto, and said Schedule correctly describes all security interests securing such Indebtedness.

         Section 5.24. EMPLOYMENT PRACTICES. No Borrower or any Restricted Subsidiary has received notice that it is not in substantial compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours. No Borrower or any Restricted Subsidiary is engaged in any unfair labor practice. SCHEDULE 5.24 attached hereto lists all collective bargaining agreements covering any employees of the Borrowers and their Restricted Subsidiaries.

         Section 5.25.    REGULATION U.  Margin stock (as defined in Regulation
U) constitutes less than 25% of those assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder and under the other Lender Agreements.

         Section 5.26. SOLVENCY. No Borrower or any Guarantor is now, and, after giving effect to the transactions contemplated by this Agreement and the other Lender Agreements, no Borrower or any Guarantor will be, (i) "insolvent" as defined in Section 101(32) of the Bankruptcy Code of 1978, as amended, (ii) engaged in business or a transaction or about to engage in business or a transaction for which its property is an unreasonably small capital, or (iii) incurring or intending to incur debts beyond its ability to pay such debts as they mature.

         Section 5.27. 12.70% NOTES. As of the Closing Date and after giving effect to (i) the execution and delivery by the Borrowers of this Agreement and the other Lender Agreements to which they are parties, (ii) the incurrence by Housewares and Frem of the full amounts of the Housewares Revolving Credit Facility and the Frem Revolving Credit Facility, respectively (as if the full amounts thereof were advanced on the Closing Date), and (iii) the repayment in part by Housewares and Frem of the Housewares Payable and the Frem Payable, respectively, no Event of Default (as defined in the 12.70% Note Purchase Agreement) (or event which with the passage of time, the giving of notice, or both, would constitute such an Event of Default) will have occurred under the 12.70% Note Purchase Agreement.


                              ARTICLE 6.  REPORTS

         Section 6.1. QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within fifty (50) days after the end of each fiscal quarter of the Borrowers, the Borrowers shall furnish the Agent and the Lenders with (i) unaudited consolidated and consolidating balance sheets of Group and its Subsidiaries, as of the end of such quarter and related consolidated and consolidating statements of income, and consolidated statements of stockholders' equity and cash flows of Group and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, (ii) the unaudited consolidated balance sheet of Housewares and its Subsidiaries as of the end of such quarter and related consolidated statements of income for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, together with supporting schedules (collectively, the "Supporting Schedules") describing depreciation expense, amortization expense, interest expense, other similar non-cash expenses, non-cash expenses related to compensation in the form of stock, and federal, state and foreign income tax expense for Housewares and its Subsidiaries, each prepared on a consolidated and consolidating basis for Housewares and its Subsidiaries, for such quarter and such period, and
(iii) a Compliance Certificate.

         Section 6.2. ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year, the Borrowers shall furnish to the Agent and the Lenders (i) a consolidated balance sheet of Group and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, stockholders' equity and cash flows of Group and its Subsidiaries for such fiscal year, in each case reported on by independent certified public accountants of recognized national standing reasonably acceptable to the Agent, which report shall express, without reliance upon others (except for other independent certified public accountants of recognized national standing acceptable to the Agent), a positive opinion regarding the fairness of the presentation of such financial statements in accordance with GAAP, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof, (ii) a consolidating balance sheet of Group and its Subsidiaries as of the end of such fiscal year and related consolidated and consolidating statements of income of Group and its Subsidiaries for such fiscal year and for the period ending at the end of such fiscal year, together with Supporting Schedules prepared on a consolidated and consolidating basis for Group and its Subsidiaries, all in reasonable detail and prepared in accordance with GAAP, (iii) a consolidated balance sheet of Housewares and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income of Housewares and its Subsidiaries for such fiscal year, together with Supporting Schedules prepared on a consolidated basis for Housewares and its Subsidiaries, all in reasonable detail and prepared in accordance with GAAP, (iv) a consolidated balance sheet of Group and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income of Group and its Subsidiaries for such fiscal year, together with Supporting Schedules prepared on a consolidated basis for Group and its Subsidiaries, all in reasonable detail and prepared in accordance with GAAP, (v) a Compliance Certificate, (vi) a Certificate of the Executive Vice President - Finance and Administration or the Treasurer of Group in the form of EXHIBIT K hereto, and (vii) a certificate of the Chief Executive Officer, Vice President-Finance or Treasurer of Housewares setting forth in reasonable detail a calculation as of the end of such fiscal year of (A) the aggregate amount of Indebtedness permitted to be incurred by Housewares and its Restricted Subsidiaries (as defined in the 12.70% Note Purchase Agreement) under Section 8.1 of the 12.70% Note Purchase Agreement, (B) the aggregate amount of Indebtedness permitted to be incurred by Frem under Section 8.2(d) of the 12.70% Note Purchase Agreement, (C) the Base Amount and the Available Fund (as such terms are defined in the 12.70% Note Agreement), and (D) such other matters relating to the 12.70% Notes as the Agent may reasonably request.

         Section 6.3. NOTICE OF DEFAULTS. As soon as possible, and in any event within one Business Day after any executive officer of any Borrower knows or in the exercise of reasonable care should have known of the occurrence of any Default, the Borrowers shall furnish the Agent and the Lenders with the statement of the Chief Executive Officer, Chief Financial Officer, Vice President-Finance, or Treasurer of Group setting forth details of such Default and the action which the Borrowers have taken or propose to take with respect thereto.

         Section 6.4. NOTICE OF LITIGATION. Promptly after the commencement thereof, the Borrowers shall furnish the Agent and the Lenders with written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any of the Borrowers or their respective Subsidiaries, which, if adversely determined, would have a Material Adverse Effect.

         Section 6.5. COMMUNICATIONS WITH OTHERS. Promptly after the sending thereof, Group shall furnish the Agent and the Lenders with copies of all proxy statements, financial statements and reports which Group sends to its stockholders as a group, and copies of all regular, periodic and special reports and all registration statements which Group or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

         Section 6.6. REPORTABLE EVENTS. At any time that any Borrower or Subsidiary has a Pension Plan, the Borrowers shall furnish to the Agent and the Lenders, as soon as possible, but in any event within thirty (30) days after the Borrowers know or have reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of the Chief Executive Officer, Chief Financial Officer, Vice President-Finance or Treasurer of Group setting forth the details of such Reportable Event and the action which the applicable Borrower or Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

         Section 6.7. ANNUAL PENSION REPORTS. At any time that any Borrower or Subsidiary has a Pension Plan, the Borrowers shall furnish to the Agent and the Lenders, promptly after the filing thereof with the Internal Revenue Service, the Secretary of Labor, the Pension Benefit Guaranty Corporation or other appropriate government agency, copies of each annual report which is filed with respect to each Pension Plan for each plan year, including:

                 (a) a statement of assets and liabilities of such Pension Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year;

                 (b) an opinion of a firm of independent certified public accountants of recognized standing acceptable to the Lenders relating to such Pension Plan to the extent that any such opinion for the Pension Plan is required by law; and

                 (c) an actuarial statement of such Pension Plan applicable to such plan year, together with an opinion of an enrolled actuary of recognized standing acceptable to the Lenders, to the extent that any such statement or opinion for the Pension Plan is required by law.

         Section 6.8. MULTIEMPLOYER PENSION PLANS. If any Borrower, any Subsidiary or any Person which is a member of the controlled group or under common control with any Borrowers or any Subsidiary (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 4001(b)(1) of ERISA) (a "Control Group Person") is required to make contributions to a Multiemployer Pension Plan, (i) the Borrowers shall notify the Agent and the Lenders within thirty (30) days after the withdrawal from such Multiemployer Pension Plan by any Borrower, any Subsidiary or any Control Group Person of the details of any such withdrawal if such withdrawal could reasonably result in the imposition of any withdrawal liability on any Borrower, any Subsidiary, or any Control Group Person pursuant to Section 4201 of ERISA, and (ii) the Borrowers shall promptly provide the Agent and the Lenders with copies of all assessments of such withdrawal liability received by any Borrower, any Subsidiary or any Control Group Person.

         Section 6.9.     ENVIRONMENTAL REPORTS.  The Borrowers shall provide
the Agent and each Lender:   (a) not later than seven days after notice
thereof, notice of any enforcement actions, or, to the knowledge of the Borrowers, threatened enforcement actions affecting any of the Borrowers or any Subsidiary by any federal, state or municipal governmental authority or agency related to all Environmental Laws which could have a Material Adverse Effect;
(b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments which could have a Material Adverse Effect, and other written communications pertaining to any such orders, notices, claims and assessments received by any of the Borrowers or any Subsidiary from any federal, state or municipal governmental authority or agency; (c) not later than seven days after notice thereof, notice of any civil claims or threatened civil claims affecting any of the Borrowers or any Subsidiary by any third party alleging any violation of any Environmental Laws which could have a Material Adverse Effect; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of any of the Borrowers or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a federal, state or municipal governmental agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such governmental agency; and (e) from time to time, on request of the Agent, evidence satisfactory to the Lenders of the Borrowers' insurance coverage, if any, for any environmental liabilities.

         Section 6.10. REPORTS TO OTHER CREDITORS. Promptly after filing the same, the Borrowers shall furnish to the Agent and the Lenders copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of any of the Borrowers or Guarantors pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

         Section 6.11. MANAGEMENT LETTERS. Promptly after the receipt thereof, the Borrowers shall furnish to the Agent and the Lenders copies of any written recommendations concerning the management, finances, financial controls, or operations of the Borrowers received from the Borrowers' independent public accountants.

         Section 6.12. ANNUAL PROJECTIONS. Promptly after approval by Group's Board of Directors and in any event no later than March 1, of each year, the Borrowers shall furnish to the Agent and the Lenders (i) a consolidated and consolidating budget forecast for Group and its Subsidiaries for the immediately following fiscal year, and (ii) consolidated and consolidating financial projections for Group and its Subsidiaries for the immediately following fiscal year, such projections to include consolidated and consolidating balance sheets and related consolidated and consolidating statements of income and cash flow, and shall be prepared on a quarter-by-quarter basis in accordance with GAAP consistently applied. All such projections shall be based upon reasonable estimates and assumptions, and shall have been prepared based on the assumptions stated therein and the Borrowers' reasonable estimates of the results of operations of Group and its Subsidiaries for the subject period and other information provided therein.

         Section 6.13. MISCELLANEOUS. The Borrowers shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request respecting the business, properties, condition or operations, financial or otherwise, of the Borrowers and their Subsidiaries.

                       ARTICLE 7.  FINANCIAL RESTRICTIONS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Borrowers shall have no further right to borrow hereunder, the Borrowers shall observe the following covenants.

         Section 7.1.     Minimum Consolidated EBITDA.
                          ----------------------------

                 (a) The Consolidated EBITDA of Group and its Subsidiaries shall not be less than the amount set forth below during the periods indicated, as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                          Period                                       Consolidated EBITDA (Group)
                          ------                                       ---------------------------
         Closing Date through the date preceding
           Fiscal Year End 1995                                                     $45,000,000

          Fiscal Year End 1995 through the date preceding
           Fiscal Year End 1996                                                      48,000,000

         Fiscal Year End 1996 through the date preceding
           Fiscal Year End 1997                                                      51,000,000

         Fiscal Year End 1997 and thereafter                                         54,000,000

                 (b)      The Consolidated EBITDA of Housewares and its
Subsidiaries shall not be less than the amount set forth below during the periods indicated, as measured at the end of each quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                          Period                                        Consolidated EBITDA (Housewares)
                          ------                                        --------------------------------
         Closing Date through the date
           preceding Fiscal Year End 1995                                           $30,000,000

         Fiscal Year End 1995 through the
           date preceding Fiscal Year End
           1996                                                                      33,000,000

         Fiscal Year End 1996 through the
           date preceding Fiscal Year End
           1997                                                                      36,000,000

         Fiscal Year End 1997 and thereafter                                         40,000,000

  Section 7.2.     Ratio of Consolidated EBITA to Consolidated Interest Expense.
                   -------------------------------------------------------------

                 (a) The ratio of Group's Consolidated EBITA to Consolidated Interest Expense shall at no time be less than 2.75:1.0, as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters.

                 (b) The ratio of Housewares' Consolidated EBITA to Consolidated Interest Expense shall at no time be less than 2.75:1.0, as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters.

         Section 7.3. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The ratio of Group's Consolidated Cash Flow to Consolidated Fixed Charges shall at no time be less than the ratios set forth below during the periods indicated, as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                              Period                                                  Ratio
                              ------                                                  -----
                 Closing Date through the date preceding
                   Fiscal Year End 1996                                              1.50:1.0

                 Fiscal Year End 1996 and thereafter                                 1.00:1.0

         In the event that the 12.70% Notes are refinanced, replaced or restructured in a manner which extends the maturity dates of principal payments thereunder, then the numerator of the required ratio for periods from and after Fiscal Year End 1996 shall no longer be 1.00, but shall be equal to the sum of
(a) one (1) plus (b) the product of .50 times a fraction, the numerator of which is the aggregate scheduled payments of principal on the 12.70% Notes for the preceding four fiscal quarters after giving effect to such refinancing, replacement or restructuring, and the denominator of which is the aggregate scheduled payments of principal on the 12.70% Notes for the preceding four fiscal quarters as such instruments are in effect as of the Closing Date.

         Section 7.4.     RATIO OF CONSOLIDATED SENIOR FUNDED INDEBTEDNESS TO
CONSOLIDATED EBITDA.  The ratio of Group's Consolidated Senior Funded
Indebtedness to Consolidated EBITDA shall at no time exceed the ratios set forth below during the periods indicated, as measured at the end of each fiscal quarter on the basis of the fiscal quarter ending on such date and the three immediately preceding fiscal quarters:

                              Period                                                  Ratio
                              ------                                                  -----
                 Closing Date through the date preceding
                   Fiscal Year End 1994                                              2.75:1.0

                 Fiscal Year End 1994 through the date preceding
                   Fiscal Year End 1995                                              2.50.1.0

                 Fiscal Year End 1995 through the date preceding
                   Fiscal Year End 1996                                              2.25:1.0

                 Fiscal Year End 1996 and thereafter                                 2.00:1.0

         Section 7.5. CURRENT RATIO. The ratio of Housewares' Consolidated Current Assets to Consolidated Current Liabilities shall at no time be less than 1.25:1.0.

         Section 7.6. CONSOLIDATED TANGIBLE NET WORTH. The Consolidated Tangible Net Worth of Housewares and its Subsidiaries shall at no time be less than the greater of (i) $35,000,000 and (ii) 90% of Consolidated Tangible Net Worth of Housewares and its Subsidiaries as of the end of the then most recently completed fiscal year of Housewares.


                       ARTICLE 8.  AFFIRMATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Borrowers shall have no further right to borrow hereunder, the Borrowers covenant and agree as follows:

         Section 8.1. TAXES AND OTHER OBLIGATIONS. Each Borrower will, and will cause each of its Subsidiaries to, (i) duly pay and discharge, or cause to be paid and discharged, when the same shall become due and payable, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law become a lien or charge upon any of its properties, and (ii) promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than 60 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to its operations; PROVIDED, HOWEVER, that the Borrowers and their Subsidiaries shall not be required to make any such payment at any time while a Borrower or a Subsidiary shall be contesting in good faith by appropriate actions its obligations to do so if it shall have set aside on its books reserves (segregated to the extent required by GAAP) adequate with respect thereto, all determined in accordance with GAAP and reflected in the financial statements to be delivered to the Agent and the Lenders under Sections 6.1 and 6.2. Each Borrower shall cause all required tax returns and all amounts shown as due therein to be timely filed and paid, as the case may be, and take all other steps necessary to maintain its and its Subsidiaries' good standing under the laws of their respective states of incorporation and the laws of any jurisdiction where they are qualified, licensed and authorized to do business as a foreign corporation, except where the failure to be so qualified, licensed or authorized to do business as a foreign corporation would not have a Material Adverse Effect.

         Section 8.2. MAINTENANCE OF PROPERTY; LEASES. The Borrowers will, and will cause each of the Guarantors to, (a) maintain its respective property in good repair and working order, ordinary wear and tear excepted, (b) replace and improve its respective property as necessary for the conduct of its business, and (c) comply in all material respects with all material leases naming it as lessee.

         Section 8.3.     Insurance.
                          ----------

                 (a) The Borrowers will, and will cause each of the Guarantors to, (i) keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount not less than 80% of the insurable value of the property insured, and (ii) maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner as reasonably requested by the Agent, and in any event as customary for companies in similar businesses similarly situated; PROVIDED, HOWEVER, that the Borrowers and the Guarantors may effect workmen's compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan of the applicable Borrower or Guarantor.
Contemporaneously with the issuance, renewal, extension or replacement of any such policy or policies, the Borrowers will render to the Agent and the Lenders a certificate or binder evidencing the same. A description of the material elements of insurance coverage of the Borrowers and the Guarantors as of the Closing Date is set forth on SCHEDULE 8.3 attached hereto.

                 (b) All insurance policies required to be maintained hereunder shall name the Agent on behalf of the Lenders as an additional named insured (without the Agent or the Lenders being liable for premiums or other costs or expenses) and as loss payee or insured mortgagee, as appropriate.

                 (c) The Borrowers shall furnish to the Agent on the Closing Date insurance certificates, in form and substance reasonably satisfactory to the Agent, evidencing compliance by the Borrowers with the terms of this Section 8.3. The Borrowers shall from time to time, upon request, furnish to the Agent copies of each policy of insurance maintained pursuant to this Section 8.3.

                 (d) Within thirty (30) days after the renewal of each such policy of insurance, the Borrowers shall furnish the Agent with evidence satisfactory to the Agent of the payment of premiums and the reissuance of a policy continuing insurance in force as required by this Agreement. All such policies or certificates shall contain a provision that such policies will not be canceled without at least 30 days' prior written notice by such insurer to the Agent. In the event the Borrowers fail to provide, maintain, keep in force or deliver and furnish to the Agent the policies of insurance required by this
Section 8.3, the Agent may, but shall not be obligated to, upon prior written notice to the Borrowers procure such insurance or single interest insurance for such risks covering the Agent's and the Lenders' interest, and the Borrowers will pay all premiums thereon promptly upon demand by the Agent, together with interest thereon at the highest rate then applicable to the Advances from the date of expenditure until reimbursement by the Borrowers.

                 (e) All policies of insurance required to be furnished by the Borrowers pursuant to this Section 8.3 shall have attached thereto a lender's loss payable endorsement or its equivalent, or a loss payable clause, reasonably acceptable to the Agent.

                 (f) The Borrowers shall observe and comply in all material respects with the requirements of all policies of insurance required to be maintained in accordance with this Agreement.

                 (g) Upon request by the Agent, the Borrowers shall furnish to the Agent a certificate of a duly authorized officer of the Borrowers containing a detailed list of the insurance policies of the Borrowers required by or referred to in this Section 8.3 then outstanding and in force.

         Section 8.4. RECORDS, ACCOUNTS AND PLACES OF BUSINESS. The Borrowers and their Subsidiaries shall maintain comprehensive and accurate records and accounts in accordance with GAAP. The Borrowers and their Subsidiaries shall maintain adequate and proper reserves in accordance with GAAP. The Borrowers will provide Agent with fifteen days' prior written notice of (i) any changes in the places of business of any of the Borrowers or the Guarantors, and (ii) any additional places of business of any Borrower or Guarantor which may arise hereafter.

         Section 8.5. INSPECTION. At any reasonable time and from time to time, the Borrowers shall permit the Agent, the Lenders and any of their agents or representatives under reasonable circumstances to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their Subsidiaries and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with any of the Borrowers' executive officers or directors.

         Section 8.6. CHANGE IN OFFICERS OR DIRECTORS. The Borrowers will promptly notify the Agent in writing if there occurs any change in the senior officers or directors of the Borrowers.

         Section 8.7.     EXISTENCE AND BUSINESS.  Except as permitted by
Section 9.6 hereof, each Borrower and its Subsidiaries will maintain its corporate existence and comply in all material respects with all valid and applicable statutes, rules and regulations. The Borrowers and the Guarantors shall continue to engage primarily in the businesses in which they are engaged on the Closing Date and/or similar businesses related to the manufacture and distribution of consumer housewares products.

         Section 8.8. USE OF PROCEEDS. Group will use the proceeds of the Group Revolving Credit for working capital purposes, including, without limitation, to pay off the Existing Group Indebtedness, and for general corporate purposes. Housewares will use the proceeds of the Housewares Revolving Credit for working capital purposes, including, without limitation, to pay off the Existing Housewares Indebtedness, to pay off a portion of the Housewares Payable, and for general corporate purposes. Frem will use the proceeds of the Frem Revolving Credit for working capital purposes, including, without limitation, to pay off a portion of the Frem Payable, and for general corporate purposes. In addition, the Borrowers will use the Revolving Credit Facilities to provide for Letters of Credit to replace the Existing Letters of Credit and to provide for standby letters of credit to support the Borrowers' and their Subsidiaries' obligations in respect of employment contracts and workers compensation and similar insurance in the ordinary course of their business. The Borrowers will not use any of the proceeds of any loans or Advances made by the Lenders hereunder to purchase or carry "margin stock" (as defined in Regulation U).

         Section 8.9      Group Common Stock; Ownership of Subsidiaries.
                          ----------------------------------------------

                 (a) Group will at all times remain a publicly traded company with its common stock listed for trading on the National Market System of The National Association of Securities

Dealers, Inc. Automated Quotation System, the New York Stock Exchange or another national securities exchange.

                 (b)      Except to the extent permitted under Sections 9.4 and
9.6 hereof, each Borrower will, and will cause each of its Subsidiaries to, maintain ownership as constituted on the Closing Date of the issued and outstanding stock of each of their respective Subsidiaries.

         Section 8.10.    Additional Mortgages.
                          ---------------------

                 (a) The Borrowers shall use all reasonable efforts following the Closing Date to obtain all requisite consent of the Lancaster Industrial Development Agency with respect to Woodstream's premises at Building #4 in Lititz, Pennsylvania, to enable Woodstream to grant a mortgage on such property and a security interest in equipment, furnishings and fixtures located thereon to the Agent for the ratable benefit of the Lenders.

                 (b) Each Borrower shall, and shall cause each of its Subsidiaries which are Guarantors to, promptly after the acquisition of a fee interest in any real property or a leasehold interest in any real property which the Lenders reasonably determine is of material value, deliver to the Agent (i) a mortgage in favor of the Agent, for the benefit of the Lenders, relating to such real property, (ii) a title insurance policy relating thereto,
(iii) an opinion of counsel as to the enforceability of said mortgage, and (iv) an endorsement to such Borrower's or such Subsidiary's flood insurance policy, if any, relating to such real property naming the Agent as loss payee, each of which shall be in form and content reasonably satisfactory to the Agent. The provisions of this Section 8.10(b) shall not apply to Housewares and its Restricted Subsidiaries (as defined in the 12.70% Note Purchase Agreement) other than Frem, so long as the 12.70% Notes shall remain outstanding.

         Section 8.11. ADDITIONAL HOUSEWARES COVENANTS. Upon the repayment, retirement, redemption or defeasance of all of the 12.70% Notes (provided that such 12.70% Notes are not refinanced or replaced as provided in Section 9.1(d) of this Agreement), or the acquisition by Housewares or any of its Affiliates of all of the 12.70% Notes, or the amendment or modification of the 12.70% Note Purchase Agreement permitting the actions contemplated by this Section 8.11, Housewares shall, and shall cause each of its Restricted Subsidiaries to, execute and deliver a Guaranty of the Lender Obligations and grant to the Agent, for the benefit of the Lenders, a first priority lien on all of its assets not then included in the Collateral, including, without limitation, all stock of Subsidiaries.

         Section 8.12. LANDLORD CONSENT AND ESTOPPEL CERTIFICATES. The Borrowers shall use all reasonable efforts to deliver to the Agent, within thirty (30) days after the Closing Date, Landlord Consent and Estoppel Certificates executed by the landlords with respect to Cleaning's premises located Nashville, Tennessee, and Housewares' premises located in Franklin Park and Elk Grove Village, Illinois, all in form and substance satisfactory to the Lenders.

                         ARTICLE 9.  NEGATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and Borrowers shall have no further right to borrow hereunder, the Borrowers covenant and agree as follows:

         Section 9.1. RESTRICTIONS ON BORROWED FUNDS INDEBTEDNESS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Borrowed Funds Indebtedness, except the following:

                 (a) Borrowed Funds Indebtedness consisting of Lender Obligations, including the Advances and the Letters of Credit;

                 (b) Borrowed Funds Indebtedness of the Borrowers and their Restricted Subsidiaries outstanding at the date of this Agreement as set forth on Schedule 5.23 attached hereto, less, in each case, payments required to be made in respect of such Borrowed Funds Indebtedness in accordance with the payment provisions thereof;

                 (c) Indebtedness of the Borrowers and their Restricted Subsidiaries in respect of purchase money security interests permitted under
Section 9.2(b) hereof in an aggregate principal amount not to exceed $2,000,000 outstanding at any time;

                 (d) Borrowed Funds Indebtedness of Housewares and/or its Restricted Subsidiaries or Group incurred in connection with the refinancing or replacement of the 12.70% Notes, provided, however, that (i) the aggregate principal amount of such Indebtedness shall not exceed the then outstanding principal balance of the 12.70% Notes, (ii) the periodic installments of interest or fees required under such Indebtedness shall not exceed the periodic installments of interest or fees required under the 12.70% Notes, (iii) the final maturity of such Borrowed Funds Indebtedness shall not be earlier than the final maturity date of the 12.70% Notes, and (iv) the Average Life of such Borrowed Funds Indebtedness shall not be less than the Average Life of the 12.70% Notes;

                 (e) Guarantees of the Borrowers and their Restricted Subsidiaries permitted under this Agreement;

                 (f) Borrowed Funds Indebtedness of Group in an amount not to exceed $5,000,000 incurred in connection with a financing of the ESOP's purchase or carrying of capital stock of Group, provided that simultaneously with the incurrence of such Indebtedness Group makes a loan to the ESOP in a similar amount evidenced by a promissory note of the ESOP secured by capital stock of Group held by the ESOP;

                 (g) Borrowed Funds Indebtedness (i) of any Borrower in respect of loans by any other Borrower or any Subsidiary, (ii) of any Restricted Subsidiary in respect of loans by a Borrower or any other Subsidiary; and

                 (h)      Additional Subordinated Indebtedness of Group.

         Section 9.2. RESTRICTIONS ON LIENS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred (without posting adequate security therefor) any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the Massachusetts Uniform Commercial Code) with or without recourse; PROVIDED, HOWEVER, that the Borrowers and the Restricted Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                 (a) Existing liens and security interests described in SCHEDULES 5.14 and 5.15 securing Indebtedness outstanding as of the Closing Date permitted by Section 9.1(b);

                 (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by a Borrower or a Restricted Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; PROVIDED, HOWEVER, that no such purchase money security interest shall extend to or cover any property other than the property the purchase price of which is secured thereby, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition; and

                 (c)      Permitted Liens.

         Nothing contained in this Section 9.2 shall permit the Borrowers or any Restricted Subsidiary to incur any Indebtedness or take any other action or permit to exist any other condition to exist which would be in contravention of any other provision of this Agreement.

         Section 9.3. INVESTMENTS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, have outstanding or hold or acquire or make or commit itself to acquire or make any Investment, including, without limitation, any Investment in any Affiliate, except the following:

                 (a) Investments having a maturity of less than one year from the date thereof in:

                          (i) commercial paper rated P-2 or better by Moody's Investors Service, Inc., or A-2 or better by Standard & Poor's Corporation or similarly rated by any successor to either of such rating services;

                         (ii) certificates of deposit or eurodollar deposits of any Lender or certificates of deposit or eurodollar deposits of commercial banks organized in the United States or Canada having capital and surplus in excess of $500,000,000 and whose short-term debt is rated AA or better by Standard & Poor's Corporation or Aa2 or better by Moody's Investors Service, Inc., or similarly rated by any successor to either of such rating services;

                        (iii) obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States and which mature not more than one year from the date of acquisition thereof; or

                         (iv) repurchase agreements with a term of three months or less which (A) are entered into with (x) any Lender or (y) any commercial bank organized in the United States or Canada having capital and surplus in excess of $500,000,000 and whose short-term debt is rated AA or better by Standard & Poor's Corporation or Aa2 or better by Moody's Investor Service, Inc., or similarly rated by any successor to either of such rating services, or (z) any nationally recognized member firm of the New York Stock Exchange, (B) are secured by a fully perfected Lien in any obligation of the types described in clauses (i) through (iii) above, and (C) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial bank) thereunder.

PROVIDED, that to the extent that any such Investment is evidenced by a "certificated security" or an "instrument" (as defined in the Uniform Commercial Code in effect in the Commonwealth of Massachusetts), such instrument shall promptly be delivered and pledged to the Agent, for the benefit of the Lenders pursuant to a pledge agreement in form reasonably satisfactory to the Agent;

                 (b) Investments consisting of loans and advances to employees of the Borrowers or any Restricted Subsidiary not exceeding $500,000 in the aggregate at any time outstanding and having a maturity of not greater than one year;

                 (c) Investments permitted in accordance with Section 9.6 hereof;

                 (d) Investments consisting of securities received by a Borrower or any Restricted Subsidiary as a creditor in a bankruptcy, reorganization or other insolvency proceeding;

                 (e) Investments held by a Borrower or any Restricted Subsidiary that would not otherwise be permitted hereunder, which are Investments of not more than $100,000 individually and not more than $1,000,000 in the aggregate (in each case valued at cost);

                 (f) The Group Note, the Kellogg Note, the Intercompany Payables and other Investments in Group and in Restricted Subsidiaries (provided, however, that in the case of any non-cash Investment the Agent retains a first priority perfected security interest in the applicable property);

                 (g) Investments of the Borrowers and their Restricted Subsidiaries existing as of the Closing Date as set forth on SCHEDULE 9.3 attached hereto;

                 (h) Investments consisting of non-cash proceeds of Asset Dispositions permitted under Section 9.4 hereof in an aggregate principal amount not to exceed $2,000,000 at any time, provided that in the case of any Asset Disposition (other than an Asset Disposition by Housewares) the applicable Borrower or Restricted Subsidiary grants to the Agent, for the benefit of the Lenders, a perfected, first-priority security interest in such non-cash proceeds, and shall have assigned to the Agent, for the benefit of the Lenders, any collateral security granted to such Borrower or Restricted Subsidiary to secure payment or performance by the obligor of its obligations with respect to such non-cash proceeds; and

                 (i) Restricted Investments and Investments in Unrestricted Subsidiaries as and to the extent permitted under Section 9.9(g).

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, make any Investment permitted by this Section 9.3 unless immediately after such Investment there would exist no Default.

         Notwithstanding anything to the contrary contained herein, in no event shall any Borrower or Subsidiary, directly or indirectly, acquire any further beneficial interest in (including stock, partnership interest or other securities of), or make any loan, advance, capital contribution to, or transfer any property or assets to, any of the Inactive Subsidiaries.

         Section 9.4. ASSET DISPOSITIONS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, enter into, effect or consummate any Asset Disposition; provided, however, that the Borrowers and their Restricted Subsidiaries may enter into an Asset Disposition so long as:

                 (a) (i) The applicable Borrower or Restricted Subsidiary receives Net Proceeds equal to at least the fair market value of the assets subject to the Asset Disposition, (ii) based upon the historical operating results of Group and its Restricted Subsidiaries for the four most recently ended fiscal quarters as set forth in the consolidating financial statements delivered by the Borrowers to the Lenders pursuant to Sections 6.1 and 6.2, and after giving effect to all previous Asset Dispositions consummated during such period, no Default would have occurred under Article 7 hereof as of the last day of the most recently ended fiscal quarter IF, for purposes of this determination, the subject Asset Disposition had occurred immediately prior to the four fiscal quarters ending on such date, (iii) the consummation of such Asset Disposition will not, in the sole (but reasonable) judgment of the Majority Lenders, have a Material Adverse Effect, (iv) concurrently with the consummation of any such Asset Disposition (other than an Asset Disposition relating to the stock or assets of an Unrestricted Subsidiary), the Net Proceeds payable to the applicable Borrower or Restricted Subsidiary in respect of the Asset Disposition are applied in accordance with Article 4 hereof to repay the Advances incurred by such Borrower or, in the case of Net Proceeds payable to a Restricted Subsidiary (other than Housewares) to repay the Advances incurred by its corporate parent, and the applicable Borrower or Restricted Subsidiary grants to the Agent, for the benefit of the Lenders, a perfected, first-priority security interest in any non-cash proceeds of such Asset Disposition, and assigns to the Agent, for the benefit of the Lenders, any collateral security granted to such Borrower or Restricted Subsidiary to secure payment or performance by the obligor of its obligations with respect to such non-cash proceeds, and (v) prior to such Asset Disposition no Default has occurred and is continuing or would, after giving effect to such Asset Disposition, occur; and

                 (b) In the case of any Asset Disposition involving aggregate consideration in excess of $3,000,000, (i) at least five (5) Business Days prior to the consummation of such Asset Disposition, the Borrower shall have delivered to the Agent and the Lenders a certificate, executed by the Chief Executive Officer, Chief Financial Officer or Treasurer of Group, setting forth the calculation required under subsection (a)(ii) of this Section 9.4 in reasonable detail, and certifying to the effect of clauses (i) through (v) of
Section 9.4(a), and (ii) based upon such certificate, the Agent, at the direction of the Majority Lenders, shall have acknowledged that the conditions described in clauses (i) through (v) of Section 9.4(a) shall have been satisfied. If in the case of any Asset Disposition the Majority Lenders shall disagree with the method or results of the calculation prepared by the Borrowers with respect to Section 9.4(a)(i), and the parties are unable to resolve such disagreement in a manner satisfactory to the Borrowers and the Majority Lenders, then the parties hereto agree to submit the calculation required under Section 9.4(a)(i) with respect to such Asset Disposition to an independent third-party accounting firm of nationally recognized standing (having no relationship with any party) selected by the parties, for determination of the applicable calculation, which determination shall be binding on the parties.

         In connection with any Asset Disposition permitted under this Section 9.4, the Agent and the Lenders agree, at the Borrowers' sole expense, to take all such actions as are reasonably required to release the liens granted under the Security Documents on the assets subject to such Asset Disposition including, without limitation, the execution of appropriate U.C.C. releases and terminations and discharges of mortgages.

         Section 9.5 ASSUMPTIONS, GUARANTEES, ETC. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, enter into any Guaranty, except for (i) the Guaranty Agreements, (ii) Guarantees of the Lender Obligations, (iii) Guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iv) Guarantees of the obligations of the Borrowers or any Guarantor, provided the obligations to which such Guaranty relates are not otherwise prohibited by the terms of this Agreement, and provided further that in no event shall any Borrower or Restricted Subsidiary issue any Guaranty in respect of all or any portion of the 12.70% Notes or any Borrowed Funds Indebtedness incurred under Section 9.1(d) hereof, and (v) a Guaranty by Group of Indebtedness of the ESOP incurred by the ESOP in order to purchase, own or carry capital stock of Group, provided that the maximum aggregate principal amount to which such Guaranty relates shall not exceed $5,000,000.

         Section 9.6. MERGERS AND ACQUISITIONS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, enter into any merger or consolidation with, or acquire all or substantially all of the assets or stock of, any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except for:

                 (a) The acquisition by any Borrower or Restricted Subsidiary (for purposes of this definition, the "Acquiror") of all or substantially all of the assets or stock of another Person (including, without limitation, acquisition by merger), PROVIDED THAT (i) prior to the consummation of such acquisition Group has delivered to the Agent and the Lenders a certificate to the effect that no Default has then occurred and continues to exist or would, after giving effect to such acquisition, occur, which certificate shall be accompanied by consolidated and consolidating financial statements of the Acquiror prepared on a pro forma basis after giving effect to such acquisition, and (ii) simultaneously with the consummation of such acquisition any new Subsidiary arising as a result of or in connection with such acquisition shall enter into a Guaranty substantially in the form of the Guaranty Agreements and the Acquiror and such new Subsidiary shall grant to the Agent and the Lenders a first priority security interest in the assets and/or stock so acquired, provided, however, that the requirement to enter into a Guaranty and grant such security interest shall not apply to any new Subsidiary whose assets have a fair market value of $50,000 or less or any new Subsidiary which is an Unrestricted Subsidiary; and

                 (b) In addition to acquisitions permitted under Section 9.6(a), the acquisition by Housewares or any of its Subsidiaries of all or substantially all of the assets or stock of another Person (including, without limitation, acquisition by merger), PROVIDED, HOWEVER that, (i) the aggregate consideration paid or delivered by Housewares and its Subsidiaries in connection with all such acquisitions shall not exceed $2,500,000, (ii) any Subsidiary of Housewares arising as a result of or in connection with such acquisition shall constitute an "Unrestricted Subsidiary" under the 12.70% Note Purchase Agreement (as such term is defined therein), and (iii) any such Subsidiary shall enter into a Guaranty substantially in the form of the Guaranty Agreements, and such Subsidiary and, to the extent permitted by the 12.70% Note Purchase Agreement, Housewares, shall grant to the Agent and the Lenders a first priority interest in the assets and/or stock so acquired;

                 (c) Mergers of a Borrower or a Guarantor with and into any other Borrower or Guarantor, PROVIDED, HOWEVER, that the surviving corporation shall be a Borrower or Guarantor;

                 (d) Asset Dispositions permitted under Section 9.4 hereof; and

                 (e)      Restricted Investments permitted under Section 9.9(g).

         Section 9.7. PAYMENT OF OBLIGATIONS. The Borrowers shall not, and shall not permit any Restricted Subsidiary to, fail to make payment of principal or interest or any other amount due with respect to (i) any Lender Obligations, or (ii) any other Indebtedness in an outstanding principal amount greater than $2,000,000, beyond the period of grace provided with respect thereto; or fail to perform or observe any other material agreement to which any Borrower or any of its Restricted Subsidiaries is a party or by which any Borrower or any Restricted Subsidiary or any of their respective properties are bound or affected; PROVIDED, HOWEVER, that with respect to any Indebtedness other than Lender Obligations and any agreements other than Lender Agreements, the Borrowers and their Restricted Subsidiaries may refuse to make any payment or refuse to perform or observe any covenant or agreement, the validity or application of which is being contested in good faith by appropriate proceedings, if such refusal or failure could not, in

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the sole (but reasonable) judgment of the Majority Lenders, result in a
Material Adverse Effect, or if:

                 (a) The applicable Borrower or Restricted Subsidiary has set aside reserves deemed by the independent certified public accountants of the Borrowers to be adequate for the payment, performance or observance of the Indebtedness or agreement or provision so contested;

                 (b) Such contest could not result in the loss of any rights or properties of the applicable Borrower or Restricted Subsidiary, which loss would have a Material Adverse Effect; and

                 (c) Such failure to pay or perform does not otherwise constitute a Default hereunder or under any other Lender Agreement.

         Section 9.8. ERISA. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to:

                 (a) At any time while any Borrower or Subsidiary maintains a Pension Plan subject to Section 412 of the Code, (i) permit any accumulated funding deficiency to occur with respect to such Pension Plan, (ii) not comply in all material respects with the provisions of ERISA and the Code which are applicable to the Pension Plans, or (iii) permit circumstances to exist under which the lien provided for in Section 4068 of ERISA would attach to the assets of the applicable Borrower or Subsidiary as a result of the voluntary or involuntary termination of a Pension Plan and a subsequent failure of such Borrower or Subsidiary to pay termination liability to the Pension Benefit Guaranty Corporation.

                 (b) At any time while any Borrower or Subsidiary participates in a Multiemployer Pension Plan, voluntarily incur withdrawal liability pursuant to Section 4201 of ERISA; PROVIDED that all amounts of potential withdrawal liability (as hereinafter defined) pursuant to Section 4201 of ERISA (whether or not an assessment has been issued by a Multiemployer Pension Plan and whether or not any liability therefor should be disclosed on such Borrower's balance sheet in accordance with GAAP) with respect to the Borrowers, the Subsidiaries and any Control Group Person (as such term is defined in ERISA) shall be deemed to be outstanding Indebtedness of the applicable Borrower or Subsidiary for all purposes of this Agreement. For purposes of the preceding sentence, any Borrower; any, Subsidiary or any Control Group Person shall at any point in time have a "potential withdrawal liability," with respect to a Multiemployer Pension Plan to which such Borrower, Subsidiary or Control Group Person contributes, in an amount equal to the liability which would be imposed under Section 4201 of ERISA if such Borrower, Subsidiary or Control Group Person withdrew from such Multiemployer Pension Plan in a complete withdrawal at such point in time; PROVIDED, HOWEVER, that such "potential withdrawal liability" at any time shall not be greater than the withdrawal liability as set forth in the most recent notice or letter received from the Multiemployer Pension Plan by such Borrower, Subsidiary or Control Group Person setting forth the amount of withdrawal liability which would be incurred upon a complete withdrawal by such Borrower, Subsidiary or Control Group Person; and FURTHER PROVIDED that such "potential withdrawal liability" shall be considered to be zero until the applicable Borrower, Subsidiary or Control Group Person has received such a notice or letter setting forth the amount of withdrawal liability which would be incurred upon a complete withdrawal of such Borrower, Subsidiary or Control Group Person. During the period in which any Borrower, Subsidiary or any Control Group Person makes contributions to a Multiemployer Pension Plan, such Borrower, Subsidiary or Control Group Person shall request the Multiemployer Pension Plan to notify such Borrower, Subsidiary or Control Group Person on an annual basis of the amount of withdrawal liability which would be incurred upon a complete withdrawal of such Borrower, Subsidiary or Control Group Person and shall pay any reasonable fee required by the Multiemployer Pension Plan to perform such calculation.

         Section 9.9. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, make any Restricted Payment, except for the following:

                 (a) Regularly scheduled payments of principal and interest required to be paid in respect of (i) Subordinated Indebtedness, which payments are permitted to be paid and retained by the holder of such Subordinated Indebtedness by the subordination provisions applicable thereto, and (ii) other Borrowed Funds Indebtedness expressly permitted under this Agreement;

                 (b) Payments in respect of Borrowed Funds Indebtedness in connection with the refinancing of such Indebtedness which is permitted under this Agreement;

                 (c) Restricted Payments by a Subsidiary to its corporate parent which is a Borrower or a Restricted Subsidiary;

                 (d) Distributions by a Borrower or any Subsidiary payable solely in shares of capital stock of such Borrower or Subsidiary, as the case may be;

                 (e) Restricted Payments by Group in an aggregate amount of up to $1,500,000 in respect of (i) redemptions of stock required to be made under the Restricted Stock Plans, (ii) redemptions of stock required to be made under the Stock Option Plans to the extent of the proceeds of the exercise of options by option holders thereunder, (iii) redemptions by Group of shares of its Preferred Stock held by the ESOP, as and to the extent required under Group's Certificate of Incorporation as in effect on the Closing Date, and (iv) repurchases by Group of shares of its common stock and the transfer of such shares to the ESOP, or the funding of cash by Group to the ESOP;

                 (f) So long as no Default has occurred and is continuing or would, after giving effect to such Distribution, occur, dividends by Woodstream on its preferred stock in an aggregate principal amount not to exceed $30,000 in any calendar year; and

                 (g) So long as no Default has occurred and is continuing or would, after giving effect to the making of such Restricted Payment or Restricted Investment, occur, additional Restricted Payments and/or Restricted Investments in an aggregate amount not to exceed at any time the Available Restricted Payments Fund; PROVIDED, HOWEVER, that (i) in the case of Restricted Investments made pursuant to this Section 9.9(g), the applicable Borrower or Subsidiary shall pledge to the Agent, for the benefit of the Lenders, any Investment so generated (including, without limitation, any stock or other Investments in an Unrestricted Subsidiary) pursuant to a

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


pledge agreement in form reasonably satisfactory to the Agent, and (ii) the aggregate amount of all such Restricted Investments shall not exceed $5,000,000.

         Section 9.10. TRANSACTIONS WITH AFFILIATES. Except for transactions with Affiliates expressly permitted by Sections 9.3, 9.4, 9.5, 9.6 and 9.9, the Borrowers will not, and will not permit any of their Restricted Subsidiaries to, sell or transfer any assets to, or purchase or acquire any assets of, or otherwise engage in any transaction with, any of their respective Affiliates, except in the ordinary course of business and upon fair and reasonable terms comparable to those the applicable Borrower or Subsidiary could obtain or could become entitled to in an arm's-length transaction with a Person who was not an Affiliate.

         Section 9.11. RESTRICTIONS ON NEGATIVE PLEDGES. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, create or incur or agree, consensually or otherwise, to the terms of, any negative pledge or other agreement restricting the granting of liens with respect to its properties and assets or the properties and assets of its Restricted Subsidiaries, except to the extent set forth in the 12.70% Note Purchase Agreement as in effect on the Closing Date.

         Section 9.12. FISCAL YEAR END. The Borrowers will not change their Fiscal Year End without the prior written consent of the Agent, which consent will not be unreasonably withheld.

         Section 9.13. AMENDMENT TO CERTAIN AGREEMENTS. Group shall not agree to any amendment to the terms and provisions of the 1818 Notes, and Group and Housewares shall not agree to any amendment to the terms and provisions of the 12.70% Notes (or any agreements relating to Indebtedness incurred to refinance the 12.70% Notes) relating to an increase in fees or interest rates thereunder, an increase in principal or interest payment amounts or total principal amounts thereunder, an acceleration of the maturity thereof or the scheduled dates of principal and interest payments thereunder, any change to the subordination provisions contained therein, if any, or any change to the financial covenants or other material covenants contained therein making such covenants more restrictive to Group or Housewares or their Restricted Subsidiaries, as the case may be.

         Section 9.14. TRANSACTIONS WITH HOUSEWARES. Notwithstanding anything to the contrary contained herein, Group will not, directly or indirectly, make any additional Investments in Housewares or its Subsidiaries after the Closing Date in the form of, or convert any existing Investment in Housewares or its Subsidiaries to, equity, capital stock or capital contributions. In addition, Group will not prepay the Group Note or offset its obligations under the Group Note against any obligations of Housewares to Group or any other Subsidiary.

         Section 9.15. INACTIVE SUBSIDIARIES. In the event that any Inactive Subsidiary shall obtain any assets with a fair market value in excess of $50,000, or shall commence to transact business in any material manner, subject to the provisions of the 12.70% Note Purchase Agreement, if applicable, the Borrowers will cause the corporate parent of such Inactive Subsidiary to pledge the capital stock of such Subsidiary to the Agent and the Lenders, and will cause such Subsidiary to enter into a Guaranty substantially in the form of the Guaranty Agreements, and to grant to the Agent and the Lenders a first priority security interest in the assets of such Subsidiary.


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



                            ARTICLE 10.  GUARANTIES

         Section 10.1. GUARANTIES OF LENDER OBLIGATIONS. For value received and hereby acknowledged, and as an inducement to the Lenders to make the Revolving Credit Facilities and the Advances available hereunder, each of Group and Housewares (for purposes of this Article 10 each such Person, in its capacity as a guarantor hereunder, is hereinafter referred to as the "Guarantor") hereby guarantees to the Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance by each applicable Obligor of, all Lender Obligations of such Obligor, whether now existing or hereafter arising (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty by each of the Guarantors of the full and punctual payment and performance of the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the applicable Obligor(s) or resort to any security or other means of obtaining payment thereof. Should any applicable Obligor default in the payment or performance of any of the Guaranteed Obligations, the obligations of the Guarantors under this Article 10 shall become immediately due and payable to the Lenders, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors under this Article 10 may be required by the Agent or the Lenders on any number of occasions.

         Section 10.2. GUARANTORS' AGREEMENT TO PAY. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay, on demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or the Lenders in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum applicable to the Advances under Section 2.4 hereof; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount; and provided further that any such costs recovered from the Guarantors under this Article 10 shall not be duplicative of costs recovered by the Agent or the Lenders from the Borrowers under the other provisions of this Agreement. The liability of each Guarantor hereunder shall be unlimited.

         Section 10.3. WAIVERS BY GUARANTORS; AGENT'S AND LENDERS' FREEDOM TO ACT. Each Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the applicable Obligor(s), and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any


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


Guaranteed Obligation and agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or the Lenders to assert any claim or demand or to enforce any right or remedy against any applicable Obligor; (ii) any extensions or renewals of any Guaranteed Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Guaranteed Obligation; (v) the adequacy of any rights the Agent or the Lenders may have against any collateral or other means of obtaining repayment of the Guaranteed Obligations; (vi) the impairment of any collateral securing the Guaranteed Obligations, including without limitation, the failure to perfect or preserve any rights the Agent or the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

         Section 10.4. UNENFORCEABILITY OF GUARANTEED OBLIGATIONS AGAINST THE OBLIGORS. If for any reason any Obligor has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from any applicable Obligor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if each Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any applicable Obligor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately due and payable by each Guarantor.

         Section 10.5. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Guaranteed Obligations: (i) no Guarantor shall exercise any rights against any applicable Obligor arising as a result of payment by such Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Agent and the Lenders or their affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (ii) no Guarantor will claim any set-off or counterclaim against any applicable Obligor in respect of any liability of such Guarantor to such Obligor; and (iii) each Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Agent or the Lenders or any such affiliate. The payment of any amounts due with respect to any Indebtedness of any applicable Obligor now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations. Each Guarantor agrees that after the occurrence and during the continuance of any Default, the Guarantor will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Obligors to the Guarantor until the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Lenders and shall be paid over to the Agent, for the benefit of the Lenders, on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         Section 10.6. SECURITY; SET-OFF. Each Guarantor (other than Housewares) grants to the Agent, for the benefit of the Lenders, as security for the full and punctual payment and performance of such Guarantor's obligations under this Article 10, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent or the Lenders and in all deposits (general or special, time or demand,

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provisional or final) and other sums credited by or due from the Agent or the
Lenders to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Guaranteed Obligations, the Agent and the Lenders are hereby authorized at any time and from time to time, during the continuance of an Event of Default, without notice to the Guarantors (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of each of the Guarantors (including Housewares) under this Guaranty, whether or not the Agent or the Lenders shall have made any demand under this Guaranty. The Agent and the Lenders acknowledge and agree that although the obligations of Housewares as a Borrower hereunder and under the other Lender Agreements are secured pursuant to the terms of the Security Documents to which Housewares is a party, the obligations of Housewares in its capacity as a Guarantor under this Agreement are not secured by any assets or other property of Housewares.

         Section 10.7. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect as to any Guarantor until the Agent is given written notice of such Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Guaranteed Obligations. No such notice shall be effective unless received by an officer of the Agent at its address set forth in Section 15.5 hereof. No such notice shall affect any rights of the Agent or the Lenders hereunder with respect to Guaranteed Obligations incurred prior to the receipt of such notice or Guaranteed Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of any applicable Obligor and drawn on the Agent or any Lender or any of their agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Agent or such Lender after that date, shall form part of the Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Guaranteed Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any applicable Obligor, or otherwise, all as though such payment had not been made or value received.

         Section 10.8. LIABILITY OF GUARANTORS; ADDITIONAL GUARANTIES. The Guarantees established under this Article 10 are unlimited as to each Guarantor, and each Guarantor shall be jointly and severally liable with each other and with any other guarantor of the Lender Obligations, in respect of the applicable Guaranteed Obligations for which such Guarantor is liable hereunder. These Guarantees shall be separate and in addition to any and all other Guaranties of the Guaranteed Obligations, including, without limitation, the Guaranty Agreements.


                  ARTICLE 11.  EVENTS OF DEFAULT AND REMEDIES

         Section 11.1. EVENTS OF DEFAULT. Each of the following events shall be deemed to be Events of Default hereunder:

                 (a) Any Borrower shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment

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dates or by acceleration or otherwise, or (ii) interest or fees on or in respect of any of the Lender Obligations as the same shall become due, and such failure to pay interest or fees shall continue for a period of five (5) days.

                 (b) Any Borrower shall fail to perform or observe any of the terms, covenants, conditions or provisions of Article 8 hereof and such failure shall continue for a period of ten (10) days after any executive officer of the Borrowers knows or in the exercise of reasonable care should have known of the occurrence of such failure.

                 (c) Any Borrower shall fail to perform or observe (i) any of the terms, covenants, conditions or provisions to be performed or observed by the Borrowers under Article 7 or Article 9 of this Agreement, or (ii) any of the other terms, covenants, conditions or provisions of this Agreement and the other Lender Agreements, and such failure shall continue for a period of 10 days.

                 (d) Any representation or warranty of any of the Borrowers herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective and continues to be materially false or misleading.

                 (e) Any Borrower or any Restricted Subsidiary shall fail to make any payment on account of Borrowed Funds Indebtedness with a then-outstanding principal amount of $2,000,000 or more when such payment is due after the expiration of any applicable grace periods (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate or demand payment of such Indebtedness.

                 (f) Any Borrower or any Restricted Subsidiary shall be involved in financial difficulties as evidenced:

                          (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                          (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                          (3) by the entry of an order for relief in any involuntary case commenced under said Title 11;

                          (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or

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         to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                          (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent,
         (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 60 days;

                          (6) by the filing of a petition against any Borrower or any Restricted Subsidiary under said Title 11 which shall not be vacated within 30 days; or

                          (7) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

                 (g) There shall have occurred a final judgment against any Borrower or any Restricted Subsidiary in any court for an amount in excess of $1,000,000, and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Lenders' satisfaction, insured against in full or shall have been satisfied by the date on which all appeal periods shall have expired.

                 (h) Any Security Document shall at any time after its execution and delivery and for any reason (except as a result of action of the Lenders) cease (i) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Document, or (ii) to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested or denied by the applicable Borrower or Subsidiary.

                 (i) Any Guarantor shall notify the Agent or the Lender of its intention to terminate its obligations under the Guaranty Agreement to which it is a party, or any Borrower shall notify the Agent or the Lenders of its intention to terminate its obligations under Article 10 hereof, or any such Guaranty Agreement or Guaranty shall otherwise cease to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested or denied by the applicable Guarantor or Borrower.

                 (j) Any Event of Default as defined in the 12.70% Note Purchase Agreement (or event which with the giving of notice, the passage of time, or both, would constitute such an Event of Default) shall occur under the 12.70% Notes or any Indebtedness incurred pursuant to Section 9.1(d) hereof.

                 (k)      A Change in Control shall be deemed to have occurred.

                 (l) Any "Event of Default" under any other Lender Agreement shall have occurred.


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         Section 11.2.    REMEDIES.  Upon the occurrence and during the
continuance of an Event of Default, in each and every case, the Agent and the Lenders may proceed to protect and enforce their rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 11.1(f), in which case the unpaid balance of all Lender Obligations shall automatically become due and payable) the Agent may, at the direction of the Majority Lenders (or, in the case of an Event of Default under Section 11.1(a), with the written consent of any Lender), by notice in writing to the Borrowers declare all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent and the Lenders may proceed to enforce payment of such balance or part thereof in such manner as they may elect, including without limitation by the exercise of the rights of the Lenders under the Security Documents.

         Section 11.3.    Setoff.
                          -------

                 (a) In addition to, and without limitation of, any rights of the Agent or the Lenders under applicable law, upon the occurrence of an Event of Default, any Indebtedness from the Agent or any Lender to any Borrower or Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Lender Obligations then due and owing to the Lenders. The Borrowers agree that any holder of a participation in the Lender Obligations may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such holder were the direct creditor of the Borrowers in the amount of the participation.

                 (b) Subject to the provisions of applicable law, in the event of a bankruptcy, receivership or similar proceeding with respect to any Lender, all cash of the Borrowers and the Guarantors on deposit with or held by such Lender shall automatically, and without any further action, be deemed to be a prepayment of the Advances owing to such Lender. Each of the Lenders, the Agent and the Borrowers agree that the provisions of Article 4 hereof (including, without limitation Section 4.6, but excluding, however, Section 4.7) shall not apply to any such prepayment. The Borrowers and the Guarantors agree that no Lender, nor any of its successors or assigns (including, without limitation, any trustee in bankruptcy or receiver) shall have any liability to the Borrowers or the Guarantors if this provision is for any reason determined or deemed to be unenforceable in whole or in part.

         Section 11.4. CASH DEPOSITS TO SUPPORT OUTSTANDING LETTERS OF CREDIT. In case any Event of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Lender Obligations, the Agent may, or at the request of the Majority Lenders shall, require the Borrowers, upon one day's notice, to deposit cash with the Agent in an amount equal to one hundred five percent (105%) of the outstanding face amount of each Letter of Credit outstanding as of such date, according to such terms as the Agent shall reasonably require.


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



         Section 11.5. APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained herein and in the Security Documents, in the event that following the occurrence and during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from any Borrower, or Guarantor, from the proceeds of Collateral or otherwise, such monies shall be distributed for application as follows:

                 (a) FIRST, to the payment of or the reimbursement of the Agent for or in respect of all costs, expenses, disbursements and losses incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of any of the rights, remedies, powers and privileges of the Agent and/or the Lenders under this Agreement or any other Lender Agreements;

                 (b) SECOND, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Advances and any outstanding Reimbursement Amounts;

                 (c) THIRD, to the payment of the outstanding principal balance of the Revolving Credit Commitments, allocated among the Lenders in proportion to their respective Revolving Credit Commitments;

                 (d) FOURTH, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective interests in such Lender Obligations; and

                 (e) FIFTH, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.


              ARTICLE 12.  WAIVERS; CONSENTS; AMENDMENTS; REMEDIES

         Section 12.1 ACTIONS BY LENDERS. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement or in any other Lender Agreement to be given by the Lenders, including under Section 12.2, may be given, and any term or condition of this Agreement or of any Lender Agreement may be amended, and the performance or observance by the Borrowers of any term of this Agreement or any other Lender Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders; PROVIDED, HOWEVER, that without the written consent of all of the Lenders:

                 (a) no reduction of interest rates on, Revolving Credit Commitment Fee, Letter of Credit Commitment Fee or any other fee relating to the Revolving Credit Commitments or the Advances shall be made;

                 (b) no extension or postponement of the stated time of payment of the principal amount of, interest on, or Revolving Credit Commitment Fee, Letter of Credit Commitment Fee or any other fee relating to the Revolving Credit Commitments or the Advances shall be made;


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



                 (c) no increase in the amount, or extension of the term, of the Revolving Credit Commitments beyond those provided for hereunder and no extension of the Revolving Credit Termination Date shall be made;

                 (d) no release of any portion of the collateral for the Lender Obligations having a fair market value in excess of $1,000,000 in any calendar year shall be made, or any release of any guarantor of the Lender Obligations shall be made, except to the extent such release is expressly contemplated by Section 9.4 hereof;

                 (e) no change in the definition of "Majority Lenders" shall be made; and

                 (f) no change in the language of this Section 12.1 shall be made.

         Section 12.2     ACTIONS BY BORROWERS.   No delay or omission on the
Agent's or the Lenders' part in exercising their rights and remedies against the Borrowers or any other interested party shall constitute a waiver. A breach by the Borrowers of their obligations under this Agreement may be waived only by a written waiver executed by the Agent, acting with the consent of the Majority Lenders. The waiver of the Borrowers' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Notes, (b) any requirement of diligence or promptness on the Agent's or on the Lenders' part in the enforcement of their rights under the provisions of this Agreement or any other Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Notes or any other Lender Obligation or (ii) under any other Lender Agreement, except as may be expressly provided under such Agreement. No course of dealing between the Borrowers, the Agent and the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any other Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Borrowers, the Agent and the Majority Lenders making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between or among the Borrowers and the Agent and/or the Lenders shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.


                      ARTICLE 13.  SUCCESSORS AND ASSIGNS

         Section 13.1. GENERAL. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) no Borrower may assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 13.

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



         Section 13.2.    Assignments.
                          ------------

                 (a) ASSIGNMENTS. In compliance with applicable laws with respect to such assignment and with the prior written consent of the Agent and the Borrowers, which consents will not be unreasonably withheld, a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Notes and the related Lender Agreements, and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Assumption Agreement in the form of EXHIBIT L attached hereto duly executed by such Successor Lender and such Lender. Any assignment under this Section 13.2(a) shall be in a minimum amount of $10,000,000. In connection with any assignment under this Section 13.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,000. Notwithstanding the foregoing provisions of this Section 13.2(a), without obligating Fleet to purchase any additional Commitments hereunder, Fleet agrees that it shall at all times hold Revolving Credit Commitments greater than those held by any other individual Lender as of the date of any assignment by Fleet.

                 (b) ASSIGNMENT PROCEDURES. In the event of an assignment under Section 13.2(a), upon execution and delivery of an Assignment and Assumption Agreement at least five (5) Business Days prior to the proposed assignment date, and payment by such assignee to the assignor making such assignment of an amount equal to the purchase price agreed between such Lender and such assignee, such assignee shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such Assignment and Assumption Agreement, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assignor, the Successor Lender and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Successor Lender and replacement Notes are issued to the assignor in principal amounts reflecting their respective revised interests.

                 (c) REGISTER. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of the Successor Lenders which assume rights and obligations pursuant to an assignment hereunder, (ii) the interests of each Lender, and (iii) the amounts of the Advances owing to each Lender from time to time and the amounts of participations purchased by Lenders in Letters of Credit pursuant to Section
2.11 from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrowers or any Lenders at any reasonable time and from time to time upon reasonable prior notice.

                 (d) FURTHER ASSURANCES. The Borrowers shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any assignee to share in the benefits and rights created by the Lender Agreements.


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



                 (e) ASSIGNMENTS TO FEDERAL RESERVE BANK AND AFFILIATES. Any Lender at any time may assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder. Any Lender may at any time assign all or a portion of its rights under this Agreement and its Notes, in a minimum amount of $500,000, to any affiliate of such Lender which is wholly-owned by the same bank holding company parent.

         Section 13.3. PARTICIPATIONS. Any Lender may at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in its rights and obligations in this Agreement, its Notes and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

                 (a) AMOUNT. Each such participation shall be in a minimum amount of $5,000,000.

                 (b) PROCEDURE. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrowers hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for the matters referred to in Section 12.1 requiring the consent of all Lenders, which may require consent of each participant.

                 (c) DEALING WITH LENDERS. The Borrowers shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

                 (d) RIGHTS OF PARTICIPANTS. The Borrowers agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.6, 2.8, 2.9, 2.10 and 15.11, and the setoff rights in Section 11.3 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

                 (e)      AFFILIATES.  Notwithstanding the provisions of
Section 13.3(a), a Lender may at any time grant participations in its rights and obligations herein to its affiliates in minimum amounts of $500,000; provided, however, that in the event of such grant, all other provisions of this Section 13.3 shall apply.

                 (f) CONSENT OF AGENT; NOTICE TO BORROWERS. Promptly following the grant of any participation, the Lender granting such participation shall notify the Agent and the Borrowers thereof.

                             ARTICLE 14.  THE AGENT

         Section 14.1.    Authorization and Action.
                          -------------------------

                 (a) Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 14, the Agent shall, on behalf of the Lenders: (i) execute the Security Documents on behalf of the Lenders; (ii) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (iii) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 12.1; (iv) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and other such agreements in respect of the Collateral, and possess instruments included in the Collateral on behalf of the Lenders; and (v) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Lenders to exercise the rights of the Lenders hereunder and under the Security Documents.

                 (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relations between the Agent and each of the Lenders. Nothing contained in this Agreement or any other Lender Agreement shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

                 (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Lender Agreements, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purpose of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Lender Agreements. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Lender Obligations.

         Section 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Lender Agreements. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         Section 14.3. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers or any of their Subsidiaries; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 14.4.    Payments.
                          ---------

                 (a) A payment by any Borrower to the Agent hereunder or any of the other Lender Agreements, for the account of any Lender, shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Lender Agreements.

                 (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Lender Agreements might involve it in liability, it may refrain from making such distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                 (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Lender Agreements, any Lender that fails (i) to make available to the Agent its PRO RATA share of any Revolving Credit Advance or (ii) to comply with the provisions of Section

4.6 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Advances, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Advances.
The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Advances. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Advances of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Advances have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 14.5. FLEET AND AFFILIATES. With respect to its Revolving Credit Commitment hereunder, Fleet shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, the Borrowers, any of their Subsidiaries and any Person who may do business with or own securities of Borrowers or any such Subsidiary, all as if Fleet were not the Agent and without any duty to account therefor to the Lenders.

         Section 14.6. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 14.7. INDEMNIFICATION OF AGENT. Each Lender agrees to indemnify the Agent (to the extent that the Agent is not reimbursed by the Borrowers), ratably according to its Revolving Credit Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this

Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

         Section 14.8. SUCCESSOR AGENT. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent) and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

         Section 14.9. COLLATERAL SECURITY. The Agent acknowledges to the Lenders that it is acting in an agency capacity hereunder and that the security interest in the Collateral granted under the Security Documents secures the Lender Obligations owing to all of the Lenders. Notwithstanding anything to the contrary contained herein or in the Security Documents, the Agent and the Lenders agree, as among themselves, that the Agent shall not, without the consent of the Majority Lenders, make any sale or disposition of the Collateral pursuant to any of the Security Documents. The Agent will be reimbursed or properly indemnified by the Lenders in the event the Agent is requested by the Lenders to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be PRO RATA as provided in Section 14.7). The Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and its and the Lenders' rights and obligations with respect thereto, and shall be reimbursed by the Lenders for the cost of the same (to the extent the Agent is not reimbursed by the Borrowers) prior to distributing any of the Collateral or any proceeds thereof.

         Section 14.10. NOTIFICATION OF DEFAULTS. Each Lender hereby agrees that upon learning of the existence of a Default it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 14.8 it shall promptly notify the other Lenders of the existence of such Default.

         Section 14.11. AMENDMENT OF ARTICLE 14. The Borrowers hereby agree that the foregoing provisions of this Article 14 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 14.8, the Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 14 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrowers (other than the requirement of notice to the Borrowers of the resignation of the Agent).

                           ARTICLE 15.  MISCELLANEOUS

         Section 15.1. LIMITATION OF LIABILITY; INDEMNIFICATION. Any instrument made by or transferred from any Borrower and released or endorsed by any Lender is without recourse against the Lenders, and the Borrowers agree that the Lenders are not responsible for the accuracy or authenticity of any such document. Each Borrower agrees that neither the Agent nor the Lenders have responsibility for any of the debts of the Borrowers, including, without limitation, claims for wages or claims for payment for material supplied to the Borrowers. The Borrowers shall defend the Agent and the Lenders against all claims that the Agent and/or the Lenders are responsible for any matter referred to in this Article 15.1. The Borrowers shall indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless in respect to all such claims.

         Section 15.2. CONFIDENTIALITY. The Agent and the Lenders agree that they will not disclose any information provided to them by the Borrowers pursuant to Sections 6.11 or 6.12 without the prior consent of the Borrowers, which consent will not be unreasonably withheld, except for disclosure (i) to the Agent's or the Lenders' legal counsel, accountants and other professional advisors, (ii) to regulatory officials in their official capacities, (iii) as required by law, regulation or legal process or (iv) in connection with any legal proceeding to which either of the Agent or any Lender is a party. The Agent and the Lenders agree to hold any other confidential information which they may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) as permitted under the next succeeding sentence, (ii) to legal counsel, accountants, and other professional advisors to the Agent or the Lenders, (iii) to regulatory officials in their official capacities, (iv) as required by law, regulation, or legal process, and (v) in connection with any legal proceeding to which the Agent or any Lender is a party. The Borrowers authorize the Agent and the Lenders to disclose to any purchaser or prospective purchaser of an interest in any Lender Obligations any financial or other information pertaining to the Borrowers, after five Business Days written notice to the Borrowers, and the Agent and the Lenders agree, upon the reasonable request of the Borrowers, not to disclose such information to any Person to which the Borrowers reasonably object (other than a Person controlled by or under common control with any Lender and its successors and assigns), it being understood, however, that the Lenders may provide any Affiliate with such information without prior notice to the Borrowers. The Agent and the Lenders agree to inform any such purchaser or prospective purchaser of their obligations pursuant to this Section 15.2 and to obtain the written agreement of such purchaser or prospective purchaser to be similarly bound and deliver such agreement to the Borrowers.

         Section 15.3. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowers contained in this Agreement shall survive the execution of this Agreement and the delivery of the Notes and the making of the loans and Advances herein contemplated.

         Section 15.4. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the Agent nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

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



         Section 15.5. NOTICES. Unless specified otherwise, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or delivered by hand or by nationally-recognized overnight courier service, or sent by telegraph, telex or electronic facsimile transmission, confirmed in writing, addressed to the parties hereto at its address indicated below or at any other address as any party shall from time to time designate in writing to the other parties hereto:

                 (a)      If to the Agent, as follows:

                                Fleet Bank of Massachusetts, N.A.
                                75 State Street
                                Boston, Massachusetts  02109
                                Attention:  Thomas F. McNamara,
                                                   Vice President
                                Telefax: (617) 346-1837

                                With a copy to:

                                Goodwin, Procter & Hoar
                                Exchange Place
                                53 State Street
                                Boston, MA  02109-2881
                                Attention:  Jon D. Schneider, P.C.
                                Telefax: (617) 523-1231

               (b) If to any Lender, at the address set forth below such Lender's name on an execution page to this Agreement.

               (c)      If to the Borrowers, at:

                                Ekco Group, Inc.
                                98 Spit Brook Road
                                Nashua, New Hampshire 03062
                                Attention:  Neil R. Gordon, Treasurer
                                Telefax:  (603) 888-1427

                                With copies to:

                                Jeffrey A. Weinstein, Esq.
                                Executive Vice President and
                                  General Counsel
                                Ekco Group, Inc.
                                98 Spit Brook Road
                                Nashua, New Hampshire 03062
                                Telefax:  (603) 888-1427

                        and

                                Mintz, Levin, Cohn, Ferris,
                                  Glovsky and Popeo, P.C.
                                One Financial Center
                                Boston, Massachusetts 02111
                                Attention:  Peter F. Demuth, Esq.
                                Telefax: (617) 542-2241

       Any notice so addressed shall be deemed to have been given (i) when delivered by hand, (ii) three Business Days after deposited in the United States mails, registered or certified mail, postage prepaid, (iii) one Business Day after deposit with a nationally-recognized overnight courier or delivery service, and (iv) when sent by telex, telegraph or electronic facsimile transmission, answer back received.

       Section 15.6. ENTIRE AGREEMENT. This Agreement and the documents and other materials contemplated hereby constitute the entire agreement of the Borrowers, the Agent and the Lenders and express their entire understanding with respect to credit advanced or to be advanced by the Lenders to the Borrowers.

       Section 15.7. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced under the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts, but giving effect to federal laws applicable to national banks. Each Borrower and Lender hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Massachusetts state court sitting in Boston in any action or proceeding arising out of or relating to any Lender Agreements and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

       Section 15.8. HEADINGS. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

       Section 15.9. COUNTERPARTS. This Agreement and amendments to it may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

       Section 15.10.     Expenses; Indemnification.
                          --------------------------

               (a) The Borrowers shall reimburse the Agent and the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, including internal charges for attorneys which may be employees of the Agent or the Lenders, as the case may be) paid or incurred by the Lenders in connection with the preparation, review, execution, delivery, administration, amendment, modification, administration or syndication of this Agreement and any of the other Lender Agreements and related instruments and documents, and the Borrowers shall reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent or the Lenders, including internal charges for attorneys which may be employees of the Agent or the Lenders) paid or incurred by any of them in connection with the collection and enforcement of this

Agreement and any of the other Lender Agreements and related instruments and documents; PROVIDED, HOWEVER, that prior to the occurrence of an Event of Default hereunder, the Borrowers shall not be responsible for more than one set of counsel for the Agent and the Lenders, unless the Borrower has otherwise agreed in writing.

               (b) Without limitation of any other obligation or liability of the Borrowers or right or remedy of the Agent or the Lenders contained herein, the Borrowers hereby covenant and agree to indemnify and hold the Agent, the Lenders, and the shareholders, directors, agents, officers, partners, subsidiaries and affiliates of the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which arise as a result of the gross negligence or willful misconduct of the Agent, the Lenders or any such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against any Borrower hereunder, such indemnified party shall notify the Borrowers in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder to the extent such indemnified party demonstrates to the reasonable satisfaction of the Borrowers that such failure to provide notice does not prejudice the Borrowers in its defense of such claim. The Borrowers shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrowers in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrowers, (b) the Borrowers have failed to assume the defense of such matter within twenty (20) days of notice thereof from the indemnified party or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised in writing by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrowers, then the Borrowers shall not have the right to assume the defense of such matter with respect to such indemnified party. The indemnified party shall not compromise or settle any such matter without the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. The Borrowers shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

       Section 15.11. SEVERABILITY OF PROVISIONS. Any provision in any Lender Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Lender Agreements are declared to be severable.

       Section 15.12. NONLIABILITY OF LENDERS. The relationship between the Borrowers and the Lenders shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. The Agent and the Lenders undertake no responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

       Section 15.13. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWERS AGREE THAT NONE OF THEM NOR ANY OF THEIR RESPECTIVE ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, ANY LENDER AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE LENDERS AND THE BORROWERS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE LENDERS OR THE BORROWERS HAS AGREED WITH OR REPRESENTED TO THE OTHERS THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date first above written.

                                  BORROWERS:

                                  EKCO GROUP, INC.


                                  By:/S/ NEIL R. GORDON
                                     -------------------------------------------
                                     Name:  Neil R. Gordon
                                     Title:  Treasurer



                                  EKCO HOUSEWARES, INC.


                                  By:/S/ NEIL R. GORDON
                                     -------------------------------------------
                                     Name:  Neil R. Gordon
                                     Title:  Treasurer


                                  FREM CORPORATION


                                  By:/S/ NEIL R. GORDON
                                     -------------------------------------------
                                     Name:  Neil R. Gordon
                                     Title:  Vice President, Treasurer and Clerk


                                  AGENT:

                                  FLEET BANK OF MASSACHUSETTS, N.A., as Agent


                                  By:/S/ THOMAS F. McNAMARA
                                     -------------------------------------------
                                     Name:  Thomas F. McNamara
                                     Title:  Vice President

                                  LENDERS:

                                  FLEET BANK OF MASSACHUSETTS, N.A.


                                  By:/S/ THOMAS F. McNAMARA
                                     -------------------------------------------
                                     Name:  Thomas F. McNamara
                                     Title:  Vice President


                                  Address: Fleet Bank of Massachusetts, N.A. 75 State Street
                                               Boston, Massachusetts 02109
                                               Attn:   Thomas F. McNamara,
                                                         Vice President
                                               Telefax: (617) 346-1837


                                  Revolving Credit
                                  Commitment Percentage:  40%

                                  Revolving Credit Commitments:

                                  Group:  $12,000,000

                                  Housewares:  $14,000,000

                                  Frem:  $4,000,000


                                  ABN AMRO BANK N.V., BOSTON BRANCH


                                  By:/S/ R.E. JAMES HUNTER
                                     -------------------------------------------
                                     Name:  R.E. James Hunter
                                     Title:  Group Vice President


                                  By:/S/ CHARLES J. WAHLE
                                     -------------------------------------------
                                     Name:  Charles J. Wahle
                                     Title:  Corporate Banking Officer

                                  Address: ABN AMRO Bank N.V.,
                                           Boston Branch
                                           One Post Office Square - 39th Floor
                                           Boston, Massachusetts  02109
                                           Attn:  R.E. James Hunter, Group Vice
                                                  President
                                           Telefax:
                                                    ---------------------------

                                  Revolving Credit
                                  Commitment Percentage:  20.0%

                                  Revolving Credit Commitments:

                                  Group:  $6,000,000

                                  Housewares:  $7,000,000

                                  Frem:  $2,000,000


                                  THE DAIWA BANK, LIMITED


                                  By:/S/ STEPHEN F. O'SULLIVAN
                                     -------------------------------------------
                                     Name:  Stephen F. O'Sullivan
                                     Title:  Executive Officer


                                  By:/S/ DANIEL G. EASTMAN
                                     -------------------------------------------
                                     Name: Daniel G. Eastman
                                     Title:  Vice President & Manager


                                  Address: Daiwa Bank, Limited
                                           One Post Office Square - Suite 3820
                                           Boston, Massachusetts  02109
                                           Attn:   Alfred DeGemmis,
                                                     Vice President
                                           Telefax:  (617) 423-4884

                                  Revolving Credit
                                  Commitment Percentage:  13.33333%

                                  Revolving Credit Commitments:

                                  Group:  $4,000,000

                                  Housewares:  $4,666,665

                                  Frem:  $1,333,333


                                  PNC BANK, NATIONAL ASSOCIATION


                                  By:/S/ KWAN L. GRAYS
                                     -------------------------------------------
                                     Name: Kwan L. Grays
                                     Title:  Commercial Banking Officer


                                  Address:   PNC Bank, National Association
                                             335 Madison Avenue
                                             New York, New York  10017
                                             Attn:   Kwan L. Grays,
                                                     Commercial Banking Officer
                                             Telefax: (212) 557-5461


                                  Revolving Credit
                                  Commitment Percentage:  13.33333%

                                  Revolving Credit Commitments:

                                  Group:  $4,000,000

                                  Housewares:  $4,666,665

                                  Frem:  $1,333,333


                                  SHAWMUT BANK, N.A.


                                  By:/S/ AMY TSOKANIS
                                     -------------------------------------------
                                     Name: Amy Tsokanis
                                     Title:  Vice President

                                  Address:   Shawmut Bank, N.A.
                                             One Federal Street
                                             Boston, Massachusetts  02111
                                             Attn:  Amy Tsokanis,
                                             Vice President
                                             Telefax:  (617) 292-3241

                                  Revolving Credit
                                  Commitment Percentage:  13.33333%

                                  Revolving Credit Commitments:

                                  Group:  $4,000,000

                                  Housewares:  $4,666,665

                                  Frem:  $1,333,333